(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PAR Technology Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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Ronald J. Casciano Chief Executive Officer and President	PAR Technology Corporation 8383 Seneca Turnpike New Hartford, NY 13413

April 11, 2014

Dear Shareholders:

You are invited to attend PAR Technology Corporation's 2014 Annual Meeting of Shareholders (the “Meeting”) to be held on Thursday, May 22, 2014, at 10:00 AM, local time.  We are proud to once again hold the Meeting at one of our customer locations, Langham Place, Fifth Avenue, 400 Fifth Avenue, New York, New York 10018.  During the Meeting, we will present a report on our operations, followed by discussion of and voting on the matters set forth in the accompanying Notice of 2014 Annual Meeting of Shareholders and Proxy Statement and discussion of other business matters properly brought before the Meeting.  There will also be time for questions.

This Proxy Statement provides information about PAR that is of interest to all shareholders and presents information regarding the business to be conducted at the Annual Meeting of Shareholders.

I sincerely hope you will attend our Annual Meeting of Shareholders on May 22, 2014.  Under New York Stock Exchange Rules, your broker is not permitted to vote on your behalf in an uncontested election of directors or corporate governance matters supported by management unless you provide specific instructions.  As a result, taking an active role in the voting of your shares has become more important than ever before.  Whether or not you plan to attend, you can ensure your shares are represented at the Meeting by promptly voting and submitting your proxy over the Internet, by telephone, or by completing, signing, dating and returning your proxy form in the prepaid envelope provided with the form.

Sincerely,

Chief Executive Officer and President

Important Notice of Internet Availability of
Proxy Materials for the Shareholder Meeting to be held at 10:00 AM local time on May 22, 2014:

The Proxy Statement, Proxy Card and the 2013 Annual Report on Form 10-K are available at:
www.partech.com/investors/proxy

You can access Internet voting at:
https://www.rtcoproxy.com/par

You can access toll free Telephone voting at:
1-855-620-8049

Printed Using Soy Ink

PAR Technology is concerned about our environment and preserving our world's natural resources.  If you are accessing this document on line, please consider the environment before you print.  If you are reviewing a hard copy of this document, when you are finished, please be considerate of the environment and recycle.

2014 Proxy Summary

This summary is intended to provide a quick source for information contained elsewhere in this Proxy Statement.  This summary does not contain all the information a shareholder should consider and you are encouraged to read the entire Proxy Statement carefully before voting your shares.

Annual Meeting Information:
• Date and Time:	Thursday, May 22, 2014 at 10:00 AM, local time
• Place:	Langham Place, Fifth Avenue 400 Fifth Avenue New York, NY 10018
• Record Date:	April 2, 2014

Meeting Agenda:

•	Call to Order
•	Report of Operations
•	Questions
•	Ratification of reservation of an additional 500,000 shares for issuance under the 2005 Equity Incentive Plan
•	Adoption of amendments to the Company's Certificate of Incorporation and By-Laws to declassify the Board of Directors
•	Non-binding advisory vote regarding the compensation of the Company's Named Executive Officers
•	Transact such other business as may properly come before the Meeting

Matters to be voted upon:

	Matter	Board's Recommended Vote	Page Reference for more detail
•	Ratification of reservation of an additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan	FOR	29
•	Adoption of amendments to the Company's Certificate of Incorporation and By-Laws to declassify the Board of Directors	FOR	29
•	Non-binding advisory vote regarding the compensation of the Company's Named Executive Officers	FOR	30
i

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 22, 2014

Dear PAR Technology Shareholder:

The 2014 Annual Meeting of Shareholders (the "Meeting") of PAR Technology Corporation, a Delaware corporation (the “Company”), will be held at one of our customer locations, Langham Place, Fifth Avenue, 400 Fifth Avenue, New York, New York 10018 on Thursday, May 22, 2014, at 10:00 AM, local time, for the following purposes:

1.	To ratify the of reservation of an additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan;

2.	To adopt amendments to the Company's Certificate of Incorporation and By-Laws to declassify the Board of Directors;

3.	To obtain a non-binding advisory vote regarding the compensation of the Company's Named Executive Officers; and

4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements of the Meeting.

The Board of Directors set April 2, 2014 as the record date for the Meeting.  This means that owners of the Company's Common Stock at the close of business on April 2, 2014 are entitled to receive this notice and to vote at the Meeting or any adjournments or postponements thereof.  A list of shareholders as of the close of business on April 2, 2014 will be made available for inspection by any shareholder, for any purpose relating to the Meeting, during normal business hours at our principal executive offices, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, beginning 10 days prior to the Meeting.  This list will also be available to shareholders at the Meeting.

Every shareholder's vote is important.  Whether or not you plan to attend in person, we request you vote as soon as possible.  Most shareholders have the option of voting their shares by telephone or via the Internet.  If such methods are available to you, voting instructions are printed on your proxy card or otherwise included with your proxy materials.  You may also vote by the traditional means of completing and returning the proxy card in the accompanying postage prepaid envelope.  If you vote by the telephone or Internet, there is no need to return your proxy card.

The proxy solicited hereby may be revoked at any time prior to its exercise by: (i) executing and returning to the address set forth above a proxy bearing a later date; (ii) voting on a later date via telephone or Internet; (iii) giving written notice of revocation to the Secretary of the Company at the address set forth above; or (iv) voting at the Meeting.
BY ORDER OF THE BOARD OF DIRECTORS

Acting Secretary
April 11, 2014
ii

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PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991

April 11, 2014

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of PAR Technology Corporation (the "Board"), a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 AM, local time, on Thursday, May 22, 2014, at Langham Place, Fifth Avenue, 400 Fifth Avenue, New York, New York 10018 and at any postponement or adjournment thereof.  The approximate date on which this Proxy Statement, the form of proxy and Annual Report for the fiscal year ending December 31, 2013 are first being sent or given to shareholders is April 11, 2014.

Purpose of Meeting

At the Meeting, the shareholders will be asked to consider and vote on the following matters:

1.	To ratify the of reservation of an additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan;

2.	To adopt amendments to the Company's Certificate of Incorporation and By-Laws to declassify the Board of Directors;

3.	To obtain a non-binding advisory vote regarding the compensation of the Company's Named Executive Officers; and

4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements of the Meeting.

Each of the proposals is described in more detail in this Proxy Statement.

Record Date, Voting Rights, Methods of Voting

Only shareholders of record at the close of business on April 2, 2014 will be entitled to notice of and to vote at the Meeting or any postponements or adjournments of the Meeting.  As of that date, there were _______ shares of the Company's Common Stock, par value $0.02 per share (the "Common Stock"), outstanding and entitled to vote.  Treasury shares are not voted.  Each share of Common Stock entitles the shareholder to one vote on all matters to come before the Meeting including the election of the Directors.  The holders of shares representing a majority, or ________ votes, represented in person or by proxy, shall constitute a quorum to conduct business.

Broker discretionary voting (voting without specific instruction from the shareholder) has been eliminated in connection with uncontested election of directors and corporate governance matters supported by management.  As a result, broker discretionary voting will not be allowed with respect to any of the above proposals. Every shareholder is encouraged to participate in voting.

The Company has also been advised that many states are strictly enforcing escheatment laws and requiring shares held in "inactive" accounts to escheat to the state in which the shareholder was last known to reside.  One way shareholders can ensure their account is active is to vote their shares.

Shareholders may vote in person or by proxy.  Shareholders of record can vote by telephone, via the Internet or at the Meeting.  If you are a beneficial shareholder, please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to identify which options are available to you.  If you take advantage of telephone or Internet voting, you do not need to return your proxy card.  Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 3:00 AM on May 22, 2014.

A shareholder's right to attend the Meeting and vote in person will not in any way be affected by the method by which the shareholder has voted.  The last vote of the shareholder is controlling.  If shares are held in the name of a bank, broker or other holder of record, the shareholder must obtain a proxy, executed in their favor, from the holder of record to be able to vote at the Meeting.  All shares that have been properly voted and not revoked will be voted at the Meeting.  When proxies are returned properly executed, the shares represented by the proxies will be voted in accordance with the directions of the shareholder.  In those instances where proxy cards are signed and returned, but fail to specify the shareholder's voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.  The proxy solicited hereby may be revoked at any time prior to its exercise by: (i) executing and returning to the address set forth above a proxy bearing a later date; (ii) voting on a later date via telephone or Internet; (iii) giving written notice of revocation to the Secretary of the Company at the address set forth above; or (iv) voting at the Meeting.

Voting

With respect to the ratification of the amendment of the PAR Technology Corporation 2005 Equity Incentive Plan to reserve an additional 500,000 shares of the Company’s Common Stock for issuance under the Plan, a Shareholder may: (i) vote “FOR”, (ii) vote “AGAINST” or (iii) “ABSTAIN” from voting.  A majority of the votes cast by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required to ratify the amendment of the 2005 Equity Incentive Plan.  For this proposal, abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of determining whether a quorum exists, but are not considered as shares voting or as votes cast with respect to such matter.  As a result, abstentions and broker “non-votes” will not have any effect on such proposals.

A Shareholder may, in connection with the proposals to adopt amendments to the Company’s Certificate of Incorporation and By-Laws to declassify the Board of Directors, (i) vote “FOR”; (ii) vote “AGAINST”; or (iii) “ABSTAIN” from voting.  An affirmative vote of two thirds (66.667%) of the shareholders entitled to vote generally for the election of directors is required for approval.  Therefore, abstentions and broker “non-votes” have the practical effect of being votes against the matter.

With respect to the non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers, a shareholder may: (i) vote “FOR”; (ii) vote “AGAINST”; or (iii) “ABSTAIN” from voting.  For this proposal, the vote is advisory and not binding on us or the Board in any way.  Therefore, there is no vote required for approval.  However, the Board and the Compensation Committee will take into account the outcome of the vote when making future decisions regarding our executive compensation programs.

With respect to any other matter that properly comes before the Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

Electronic Access to Proxy Materials and Annual Report
This Proxy Statement, form of proxy and the Company's Annual Report to its shareholders for the year ended December 31, 2013, including audited consolidated financial statements are available on the Company's web site at www.partech.com/investors/proxy.

Proxy Solicitation and Costs
In addition to the use of the Internet and mail service, directors, officers, employees and certain stockholders of the Company may solicit proxies on behalf of the Company personally, by telephone or by facsimile or electronic transmission.  No additional compensation will be paid to such individuals.  The Company will bear the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, this Proxy Statement and any additional information furnished to shareholders.  The Company will also bear the cost of the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of shares of the Company's Common Stock.  The Internet and telephone voting procedures are designed to verify a shareholder's identity, allow the shareholder to give voting instructions and confirm that such instructions have been recorded properly.

As currently required by the Company’s Certificate of Incorporation, the members of the Board of Directors (the “Board”) are divided into three classes with approximately one-third of the Board standing for election at each Annual Meeting.  The Directors are elected for the term specified, and hold office until their respective successors have been duly elected and qualified or until their resignation or removal, if earlier.  At this Meeting, no Directors will be elected.  On March 11, 2014, Directors Jost and Simms, both of whom are Class I Directors, indicated they did not wish to stand for re-election and would step down from their positions effective at the Meeting.  In addition, Chairman Ahn indicated he would retire from the Board effective at the Meeting.  The Company is currently undergoing an extensive search for candidates to replace these directors.  Following the Meeting, the full Board expects to assume the responsibilities of all four standing committees of the Board until such time as the open seats on the Board have been duly filled.  For those committees where independence is required of all members, any non-independent directors sitting on such committees shall resign from such committees as soon as reasonably practicable after the appointment of independent directors.

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS

Set forth in the following table are the names of the Directors continuing in office, their ages as of April 11, 2014 (the approximate date on which this Proxy Statement and Form of Proxy are first being made available to shareholders), the year each first became a Director and the expiration of their current term in office provided the proposal to de-classify the Board is approved (Proposal 2 described below).  This is followed by a brief biography.

Continuing Directors	Age	Director Since	Term Will Expire
Ronald J. Casciano	60	2013	2015 Annual Meeting of Shareholders
Dr. John W. Sammon	75	1968	2015* Annual Meeting of Shareholders
* In the event the proposal to de-classify the Board fails to pass, Dr. Sammon's term will expire at the 2016 Annual Meeting of Shareholders

Ronald J. Casciano.  Mr. Casciano was appointed Director and named Chief Executive Officer and President of PAR Technology Corporation in March 2013 and has been Treasurer of the Company since 1995.  Mr. Casciano was elected by the shareholders as a member of Class II of the Company's Board at the 2013 Annual Meeting of Shareholders.  Prior to his promotion, Mr. Casciano, a Certified Public Accountant, had been Vice President, Chief Financial Officer and Treasurer of the Company since June 1995.  In 2012, he was promoted to Senior Vice President.  Mr. Casciano held the office of Chief Accounting Officer of the Company from 2009 to May 2012.  Mr. Casciano joined the Company in 1983 and has served in several leadership roles with broad based management responsibilities, including accounting, finance, investor relations, information technology, human resources, and facilities.  Mr. Casciano formerly served as a member of the Board of Directors and Chairman of the Audit Committee of Veramark Technologies, Inc., a position he has held from 2011 until the sale of that company in 2013.  Mr. Casciano brings to the Board an in-depth understanding of the Company's finances and operations, financial and analytical skills as a certified public accountant, and a broad set of multi-functional management and organizational skills.

Dr. John W. Sammon.  Dr. Sammon is the founder of the Company, served as the Company's Chief Executive Officer, President and Chairman of the Board until 2011 and currently serves on the boards of various subsidiaries of the Company.  The extensive experience gained as leader of the Company since its inception gives Dr. Sammon an in depth understanding of the Company's business and its customers.  Dr. Sammon also brings to the Board his extensive leadership experience, strategic planning and broad organizational development expertise.  In 2011, Dr. Sammon was named Chairman Emeritus of the Board.  Dr. Sammon is a member of Class III of the Company's Board and has been a Director of the Company since 1968.  Dr Sammon is the father of Karen E. Sammon, President of ParTech, Inc., a wholly owned subsidiary of the Company.

CORPORATE GOVERNANCE

As provided by the By-Laws of the Company and the laws of the State of Delaware, the Company's state of incorporation, the business of the Company is under the general direction of the Board.  Until the departure of Directors Ahn, Jost and Simms from the Board effective at the Meeting, the Board will be comprised of four non-management directors and one management director.

Director Independence.  The Board of Directors has affirmatively determined that three of the non-management directors (Directors Ahn, Jost and Simms) are "independent" under the listing standards of the New York Stock Exchange ("NYSE"), the Company's Standards of Independence, and pursuant to the Company's Corporate Governance Guidelines.  In order to assist the Board in making this determination, the Board has adopted standards of independence as part of the Company's Corporate Governance Guidelines, which are available on the Company's website at http://www.partech.com/wp-content/uploads/2012/01/PAR_Corp_Gov_Guidelines.pdf.  These standards identify, among other things, material business, charitable and other relationships that could interfere with a Director's ability to exercise independent judgment.  During 2013, there were no transactions, relationships or arrangements between the Company and Directors Ahn, Jost or Simms or any of their respective immediate family members or entities with which they are affiliated.  There are no family relationships between any of these Directors and any of the Company's executive officers ("Executive Officers").  The Executive Officers serve at the discretion of the Board.

Board Meetings and Attendance.  In 2013, the Board held 11 meetings and the standing Committees of the Board held a total of 19 meetings.  Each member of the Board attended at least 75% of the aggregate of all meetings of the Board and the committees on which they served.  It is the Company's policy to encourage Directors to attend the Meeting but such attendance is not required.  Last year, two members of the Board attended the Annual Meeting of Shareholders.

Board Leadership Structure.  On March 25, 2013, the Board, pursuant to its authority under the Company's By-Laws, amended the By-Laws to separate the Chairman of the Board from the office of Chief Executive Officer and elected Director Ahn to serve as non-executive Chairman of the Board.  The Board has determined that the separation of the Chairman of the Board and Chief Executive Officer roles is appropriate for the Company at this time because it enables the Chief Executive Officer to focus more closely on the day to day operations of the Company, which is particularly valuable when a new executive management team has been appointed.  The task of providing leadership of the Board will be the focus of the Chairman.  Particularly, the Board believes the election of a non-executive Chairman enables the leader of the Company's Board to better represent shareholder interests and provide independent evaluation of and oversight over management.  The Board also believes that such a separation is consistent with best practices of corporate governance of a publicly traded company.  Prior to March 25, 2013, the leadership structure was such that the role of Chairman of the Board and Chief Executive Officer was held by Paul B. Domorski.  To provide balance to the leadership of the Board, the independent Directors designated Director Ahn, Chairman of the Audit Committee, as the independent lead or Presiding Director with broad authority and responsibility.  In this role, Director Ahn, during 2013, scheduled and presided at 10 executive sessions of the independent Directors without any management Directors or employees present, and communicated with the Chief Executive Officer to provide feedback and recommendations of the independent Directors.

Board Oversight of Risk Management.  The Company views oversight of risk management as a responsibility of the Board.  Throughout 2013, the Board dedicated a portion of its meetings to review and discuss specific risk topics in detail.  In addition, at least twice each year the Board holds a comprehensive review with the management of each business segment during which the respective leaders of the Company's business units present to and discuss with the Board the strategic and operational risks facing the management team with Board follow-up as appropriate.  The Audit Committee oversees the Company's risk policies and processes relating to the financial statements and financial reporting processes, including internal controls over financial reporting.  The Audit Committee meets regularly with the Company's management, its Internal Audit function, and its independent public accounting firm regarding these matters and the effectiveness of such controls and processes.  The Audit Committee regularly reports on such matters to the full Board.

Committees.  The Board has four standing committees:  Executive; Audit; Compensation; and Nominating and Corporate Governance.  Pursuant to the Company’s By-Laws, the Board may designate members of the Board to constitute such other committees as the Board may determine to be appropriate.  The members of each of the four standing committees and the number of meetings held by each committee in 2013 are set forth in the following table.  Following the Annual Meeting, the full Board will assume responsibilities of all four standing committees until such time as the open seats on the Board have been duly filled.  For those committees where independence is required of all members, any non-independent directors sitting on such committees shall resign from such committees as soon as reasonably practicable after the appointment of independent directors.

Name	Executive	Audit	Compensation	Nominating and Corporate Governance
Mr. Ahn	Chair	Chair	X	X
Mr. Jost	X	X	Chair	X
Dr. Sammon	X
Mr. Simms		X	X	Chair
2013 Meetings	0	6	6	7

Executive Committee.  The Executive Committee has the delegated authority, subject to the limitations of the General Corporation Law of the State of Delaware; the Company's Certificate of Incorporation; and the Company's By-Laws, to exercise all powers of the Board in the management and direction of the business and affairs of the Corporation in all cases in which specific direction has not been provided by the Board.  The Executive Committee meets when required on short notice during intervals between meetings of the Board.

Audit Committee.  The Audit Committee, in accordance with its Charter, assists the Board in oversight of the Company's accounting and financial reporting processes, systems of internal control, the audit process of the Company's financial statements, and the Company's processes for monitoring compliance with laws and regulations and the Company's code of ethics and conduct.  As required by the New York Stock Exchange ("NYSE") and the committee Charter, the Audit Committee consists of a minimum of three members, each of whom has been determined by the Board to meet the independence standards adopted by the Board.  During 2013, the Audit Committee consisted of three independent members of the Board: Chairman Ahn, and Directors Jost and Simms.  The standards adopted by the Board incorporate the independence requirements of the NYSE Corporate Governance Standards and the independence requirements set forth by the SEC.  The Board has determined that each of the members of the Audit Committee are "independent" as this term is defined by the NYSE in its listing standards, the members of the Audit Committee meet SEC standards for independence of audit committee members and no member of the Audit Committee has a material relationship with the Company that would render that member not to be "independent".  The Charter requires all members of the Committee to be financially literate at the time of their appointment to the Committee, or within a reasonable time thereafter.  The Board has determined that Chairman Ahn and Directors Jost, and Simms are each an "audit committee financial expert", as defined by the SEC.  The number of meetings of the Audit Committee indicated in the table above includes meetings held separately with management, the Company's Internal Audit function, and the independent public accounting firm, as well as separate executive sessions with only independent Directors present.  The Report of the Audit Committee begins on page 8 of this Proxy Statement.

Compensation Committee.  The Compensation Committee Charter was amended and restated in 2013 to conform to the newly effective independence rules of the NYSE Governance Rules.  The Committee's Charter and the requirements of the NYSE, require the Compensation Committee to be comprised of a minimum of three independent directors.  The Board has determined that each of the members of this committee has met the independence standards adopted by the Board which incorporate the new independence requirements of NYSE listing standards.  Meeting as needed, but no less than once per year, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates performance in light of those goals and objectives and determines and approves the compensation level (including any long-term compensation components) and benefits based on this evaluation.  In addition, the recommendations of the Chief Executive Officer regarding the compensation, benefits, stock grants, stock options and incentive plans for all Executive Officers of the Company are subject to the review and approval of the Compensation Committee.  The Compensation Committee also reviews and makes recommendations to the Board regarding the level and form of compensation for non-employee Directors in connection with service on the Board and its committees.

The Compensation Committee engaged the Burke Group as its compensation consultant for the 2013 fiscal year to provide market trend information in connection with both director and executive compensation.  The Burke Group was tasked with assisting the Committee in understanding trends and best practices for director and executive compensation in public companies and assessing market practices in connection with executive salaries and long- and short-term incentives.  In addition, the consultant developed recommendations for executive compensation reflecting the Company's strategic plans and compensation philosophy, while being consistent with market practices.  It was in this framework, that the Burke Group provided the Committee assistance in developing grant terms under the Company's 2005 Equity Incentive Plan incorporating long-term performance goals aligning the interests of executives with those of the Company's shareholders.  While the Burke Group provided benchmark data and a general framework for comparisons, the ultimate decisions regarding executive compensation remained with the Compensation Committee.  Except for providing services to the Compensation Committee, the Burke Group has not provided any other services to the Company, any member of the Company's management, or any member of the Compensation Committee.

Nominating and Corporate Governance Committee.  Pursuant to its charter and NYSE listing standards, a minimum of three independent directors must constitute the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee assists the Board in meeting its responsibilities to:  identify and recommend qualified nominees for election to the Board; develop and recommend to the Board a set of corporate governance principles, as set forth in the Company's Corporate Governance Guidelines; adopt a corporate code of ethics and conduct, as set forth in the Company's Code of Business Conduct and Ethics; and monitor the compliance with, and periodically review and make recommendations to the Board regarding the Company's governance.  The Board has determined that each of the members of the Nominating and Corporate Governance Committee has met the independence standards adopted by the Board which incorporate the independence requirements of NYSE listing standards.  During 2013 the Committee undertook a review of the Company's code of ethics and conduct.  Upon completion, the new code was recommended to and approved by the Board for the implementation and is posted on the Company's website.

Committee Charters.  Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operate under a written charter approved by the Board.  These charters are reviewed regularly by the respective committees, which may recommend appropriate changes for approval by the Board.  During 2013, the Compensation Committee recommended and the Board approved an Amended and Restated Compensation Committee Charter which conforms to the new NYSE governance rules.  Copies of the charters for the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on the Company's website and a printed copy of these documents may be obtained without charge by written request.  Requests can be made via the Internet or by mail.  The respective website and address for making such requests for printed copies of these and other available documents may be found under the heading "Available Information" on page 31 of this Proxy Statement.

Presiding Director and Executive Sessions.  The independent Directors chose Director Ahn to preside at regularly scheduled executive sessions of the independent Directors during 2013.  Among his duties and responsibilities in this capacity, Director Ahn chaired and had the authority to call and schedule Executive Sessions and communicated with the Chief Executive Officer and the Board to provide feedback and recommendations of the independent Directors.  The independent Directors met in executive session with only independent Directors being present a total of 10 times during 2013.

Communication with the Board.  Interested parties may send written communication to the Board as a group, the independent Directors as a group, the Presiding Director, or to any individual Director by sending the communication c/o Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413.  Until the Meeting, upon receipt, the communication will be relayed to Director Ahn, if it is addressed to the Board as a whole, to the Presiding Director, or to the independent Directors as a group, or, if the communication is addressed to an individual Director, to the individual Director.  Following the Meeting, communications will be relayed to the full Board or, if the communication is addressed to an individual Director, to the individual Director.  All communications regarding financial accounting, internal controls, audits and related matters will be referred to the Audit Committee.  Interested parties may communicate anonymously if they so desire.

Director Nomination Process.  The Nominating and Corporate Governance Committee reviews possible candidates for the Board and recommends nominees to the Board for approval.  The Nominating and Corporate Governance Committee considers potential candidates from many sources including shareholders, current Directors, company officers, employees, and others.  On occasion, the services of a third party executive search firm are used to assist in identifying and evaluating possible nominees.  Shareholder recommendations for possible candidates for the Board should be sent to:  Nominating and Corporate Governance Committee, c/o Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413.  Regardless of the source of the recommendation, the Nominating and Corporate Governance Committee screens all potential candidates in the same manner.  In identifying and considering candidates, the Committee considers the requirements set out in the charter of the Nominating and Corporate Governance Committee.  The criteria include specific characteristics, abilities and experience considered relevant to the Company's businesses, including:

•	the highest character and integrity with a record of substantial achievement;

•	demonstrated ability to exercise sound judgment generally based on broad experience;

•	active and former business leaders with accomplishments demonstrating special expertise;

•	skills compatible with the Company's business objectives; and

•	diversity reflecting a variety of personal and professional experience and background.

In addition to the non-exhaustive criteria set forth in the charter of the Nominating and Corporate Governance Committee, the committee also considers the requirements set forth in the Company's Corporate Governance Guidelines, as well as the needs of the Company and the range of talent and experience represented on the Board.  When considering a candidate, the committee will determine whether requesting additional information or an interview is appropriate.  The minimum qualifications and specific qualities and skills required for a candidate are set forth in the Company's Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, which are posted on the Company's website.  Printed copies are available, without charge, upon written request to the Company.  The website and address to send such requests may be found under the heading "Available Information" on page 31 of this Proxy Statement.

Code of Business Conduct and Ethics.  To ensure the Company's business is conducted in a consistently legal and ethical manner, all of the Company's Directors and employees, including the Company's principal executive officer, the principal financial officer, the principal accounting officer, controller and all other Executive Officers are required to abide by the Company's Code of Business Conduct and Ethics (the "Code").  The Code is designed to deter wrongdoing and to promote: (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (b) full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and other public communications; (c) compliance with applicable governmental laws, rules and regulations; (d) the prompt internal reporting of violations of the Code to the appropriate person(s) identified in the Code; and (e) accountability for adherence to the Code.  A printed copy of the Code may be obtained without charge by making a written request to the Company.  Information regarding where such requests should be directed can be found on page 31 of this Proxy Statement under the heading "Available Information".  The full text of the Code is available at http://www.partech.com/wp-content/uploads/2012/01/Code_of_Business_Conduct_and_Ethics.pdf.  The Company intends to disclose future amendments to, or waivers from, provisions of the Code that apply to the Executive Officers and Directors and relate to the above elements by posting such information on its website within five calendar days following the date of such amendment or waiver.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report is subject to the disclaimer regarding "filed" information and incorporation by reference contained on page 31 of this Proxy Statement.

Operating under a written charter approved and adopted by the Board and acting on behalf of and reporting to the Board, the Audit Committee provides oversight of the financial management, independent auditors and financial reporting process of the Company.  The Audit Committee's charter is reviewed annually for changes as appropriate and is available on the Company's website or, upon request, in hardcopy (See "Available Information" on page 31 of this Proxy Statement).  Three independent members of the Board comprised the Audit Committee during 2013.  The independence of the members of the Committee was determined by the Board based upon its independence standards which incorporate the New York Stock Exchange governance rules and the SEC's independence requirements for members of audit committees.  In addition, the Board determined that each member of the Committee, Sangwoo Ahn, Kevin Jost and James Simms, are "audit committee financial experts" as defined by rules set forth by the SEC.  During 2013, the Audit Committee met six times.

The Company's management is responsible for establishing and maintaining adequate internal financial controls, preparing the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), and the financial reporting process.  The responsibility for auditing the Company's consolidated financial statements and providing an opinion as to whether the Company's consolidated financial statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. GAAP rests with the Company's independent registered public accounting firm.

The Audit Committee is responsible for selecting the independent registered public accounting firm for the Company.  During 2013, BDO USA, LLP (“BDO”) served as the Company’s independent registered public accounting firm and has been selected by the Audit Committee to serve in that capacity again in 2014.  BDO provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent communications with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO the matters in those written disclosures, as well as BDO’s independence from the Company and its management.  The Audit Committee has reviewed, met and discussed with BDO such other matters as are required to be discussed with the Committee by Auditing Standards No. 16, Communications with Audit Committees.

The Company's internal audit function ("Internal Audit") and BDO have unrestricted access to the Audit Committee.  Throughout the year, the Audit Committee met and discussed the overall scope and plans for their respective audits, the results of their examinations, and their assessment of the overall quality of the Company's financial reporting with BDO and Internal Audit.  In addition, the Audit Committee met and discussed with Internal Audit their evaluation of the Company's internal controls.  These meetings were held both with and without Company management present.

In the context of the above, the Audit Committee has reviewed, met and discussed with management, BDO, and Internal Audit: (a) the audited consolidated financial statements in the Annual Report for the year ended December 31, 2013 (including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements); and (b) management's assessment of the effectiveness of the Company's internal control over financial reporting in compliance with Section 404 of the Sarbanes Oxley Act of 2002.  Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2013 were prepared in accordance with U.S. GAAP.  In addition, the Audit Committee has held private sessions regarding these matters with the Company's Chief Accounting Officer, Internal Audit and BDO.  In reliance on the reviews and discussions with both management and BDO referred to above, the Audit Committee recommended to the Board and the Board approved, the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The Audit Committee considered and pre-approved any non-audit services provided by BDO during 2013 and 2012 and the fees and costs billed and expected to be billed for those services.  The Audit Committee also considered whether the non-audit services provided by BDO were compatible with maintaining auditor independence.  In reliance on the reviews and discussions with the Company’s management, and BDO, the Committee is satisfied that non-audit services provided to the Company by BDO are compatible with and did not impair the independence of BDO.  A breakdown of the fees and costs billed to the Company by BDO during 2013 and 2012 is provided below in this Proxy Statement under the heading, “Principal Accounting Fees and Services”.

This report is provided by the following independent directors, who comprise the Audit Committee.

Sangwoo Ahn (Chairman)	Kevin R. Jost	James A. Simms

Principal Accounting Fees and Services

The following table presents fees billed to the Company for professional services rendered by BDO USA, LLP during the years ended December 31, 2013 and December 31, 2012.

	BDO USA, LLP
Type of Fees	2013	2012
Audit Fees	$366,000	$335,000
Audit-Related Fees	0	0
Tax Fees	4,000	0
All Other Fees	0	0
Total:	$370,000	$335,000

In accordance with the SEC's rules and definitions, the categories of fees in the above table are defined as follows:

Audit Fees are fees for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are fees related to the performance of the audit or review of the financial statements and not reported within the audit fees above.

Tax Fees are fees for professional services for federal, state and international tax compliance, tax advice and tax planning.

All Other Fees are for any services not included in the first three categories.
Consistent with SEC policies regarding auditor independence, the Audit Committee has established a policy to pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, performed by the independent registered public accounting firm.  As such, all auditing services and permitted non-audit services, including the fees and terms thereof, performed by the independent registered public accounting firm were pre-approved.  The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of the Company's independent registered public accounting firm.

The Audit Committee has selected BDO USA, LLP to serve as the Company's independent principal accountant for the current year.  One or more representatives of BDO are expected to be in attendance at the Meeting, where they will have the opportunity to make a statement if they so desire, and be available to answer appropriate questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2014, by each Director, each of the Named Executive Officers, all Directors and Executive Officers as a group and certain other principal beneficial holders.  Under SEC regulation, "beneficial ownership" is defined as sole or shared voting or dispositive power over the Company's Common Stock.

Name of Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Dr. John W. Sammon	4,742,833 (4)	30.11%
Ronald J. Casciano	251,200 (5)	1.59%
Sangwoo Ahn	128,100 (6)	*
James A. Simms	68,100 (7)	*
Stephen P. Lynch	63,100 (8)	*
Robert P. Jerabeck	55,200 (9)	*
Kevin R. Jost	39,134 (10)	*
Paul B. Domorski	24,000 (11)	*
All Directors and Executive Officers as a Group (11 persons)	5,933,690	37.31%
Other Principal Beneficial Owners
Deanna D. Sammon	2,092,596 (12)**	13.28%
J.W. Sammon Corp. 408 Lomond Place, Utica, NY 13502 and Sammon Family Limited Partnership 408 Lomond Place, Utica, NY 13502	2,062,096 (13)**	13.09%
Edward W. Wedbush P.O. Box 30014 Los Angeles, CA 90030-0014	873,819 (14)	5.55%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	771,536 (15)	4.90%

*	Represents less than 1%
**
These shares are reported in the manner required by Item 403 of Regulation S-K.  For clarity, it is noted that 2,062,096 of these shares are included in the total beneficial ownership holdings of Dr. John W. Sammon as set forth in the table.

(1)	Except as otherwise noted, the address for each beneficial owner listed above is c/o PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413-4991.

(2)	Except as otherwise noted, each individual has sole voting and investment power with respect to all shares.

(3)
“Percent of Class” is calculated utilizing 15,752,566 shares of Common Stock, which is the number of the Company’s shares of Common Stock outstanding as of February 28, 2014, and the number of options held by the named beneficial owners, if any, that become exercisable within 60 days thereafter.

(4)	Includes 100 shares held jointly with Dr. Sammon's wife, Deanna D. Sammon, and 2,062,096 shares held by the Sammon Family Limited Partnership, for which Dr. Sammon possesses shared voting and dispositive power. The figure does not include 30,400 shares beneficially owned by Mrs. Sammon in which Dr. Sammon disclaims beneficial ownership.

(5)	Includes 65,000 shares Mr. Casciano has or will have the right to purchase as of April 29, 2014 pursuant to the Company's stock option plans and 43,000 shares pledged as security.

(6)	Includes 5,600 shares Mr. Ahn has or will have the right to purchase as of April 29, 2014 pursuant to the Company's stock option plans and 76,000 shares held by the Sangwoo Ahn Living Trust.

(7)	Includes 5,600 shares Mr. Simms has or will have the right to purchase as of April 29, 2014 pursuant to the Company's stock option plans. Includes 13,500 shares pledged as security and 42,500 shares held jointly with his wife, Nancy G. Simms.

(8)	Includes 45,000 shares Mr. Lynch has or will have the right to purchase as of April 29, 2014 pursuant to the Company's stock option plans.

(9)	Includes 12,500 shares which Mr. Jerabeck has or will have the right to acquire as of April 29, 2014 pursuant to the Company's stock option plans.

(10)	Includes 9,134 shares Mr. Jost has or will have the right to purchase as of April 29, 2014 pursuant to the Company's stock option plans and 12,500 shares held by the Kevin R. Jost Living Trust.

(11)	Information related to Mr. Domorski's holdings was obtained from the Non-objecting Beneficial Owner list dated June 30, 2013. It includes 12,000 shares held as an IRA rollover for the benefit of Mr. Domorski and 12,000 shares held jointly with his wife, Terri Domorski.

(12)	Information related to this shareholder was obtained from Schedule 13G filed with the SEC on February 14, 2013 by John W. Sammon, Deanna D. Sammon, J.W. Sammon Corp. and Sammon Family Limited Partnership ("the Partnership"). Amount includes 30,400 shares for which Mrs. Sammon holds sole voting and dispositive power, 2,062,096 shares held by the Partnership for which Mrs. Sammon possesses shared voting and dispositive power and 100 shares held jointly with her husband, Dr. John W. Sammon. Excludes 2,680,737 owned by Ms. Sammon's spouse, Dr. John W. Sammon, as to which she disclaims beneficial ownership. It is noted that 2,062,196 of these shares are included in the beneficial ownership holdings indicated in the table for Dr. John W. Sammon.

(13)	Information related to this shareholder was obtained from Schedule 13G filed with the SEC on February 14, 2013, by John W. Sammon, Deanna D. Sammon, J.W. Sammon Corp ("JWSC"), and Sammon Family Limited Partnership (the "Partnership"). 2,062,096 shares are held by the Partnership. JWSC is general partner of the Partnership. Dr. Sammon and his spouse, Deanna D. Sammon are the sole owners of JWSC. The Partnership and JWSC, as general partner of the Partnership, each possess sole voting and dispositive power over the shares. Dr. and Mrs. Sammon are the sole owners of JWSC and, as such, hold shared voting and dispositive power over the shares. As a result, the Partnership, JWSC, John W. Sammon and Deanna D. Sammon are each deemed to be beneficial owners of the 2,062,096 shares held by the Partnership. It is noted that these shares are included in the beneficial ownership holdings indicated in the table for Dr. John W. Sammon.

(14)	Information related to this shareholder was obtained from Schedule 13G/A filed with the SEC on February 14, 2014 by Edward W. Wedbush, Wedbush, Inc., and Wedbush Securities, Inc. Edward W. Wedbush reports he possesses sole voting and dispositive power of 285,916 shares, shared voting power of 766,967 shares and shared dispositive power of 873,819 shares. Mr. Wedbush reports he is Chairman of the Board and possesses approximately 50% ownership of the issued and outstanding shares of Wedbush, Inc. Wedbush, Inc. reports sole voting and dispositive power of 370,468 shares, shared voting and dispositive power of 481,051 shares. Wedbush Inc. is the sole shareholder of Wedbush Securities, Inc. Mr. Wedbush is President of Wedbush Securities, Inc. which reports sole voting and dispositive power of 49,951 shares, shared voting power of 481,051 shares and shared dispositive power of 587,903 shares. The reporting parties indicate in their filing that the inter-relationship of the parties should not be construed as an admission of beneficial ownership by Mr. Wedbush of the securities held or controlled by Wedbush, Inc. or Wedbush Securities Inc.

(15)	Information related to these shareholders was obtained from Schedule 13G/A filed with the SEC on February 10, 2014 by Dimensional Fund Advisors LP a Delaware limited partnership. Dimensional Fund Advisors LP possesses sole voting power of 751,177 shares and sole dispositive power of 771,536 shares and is deemed to be the beneficial owner of an aggregate of 771,536 shares. In its filing, Dimensional Fund Advisors LP states it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds".) In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively "Dimensional") possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities and states that the filing of the Schedule 13G shall not be construed as an admission that Dimensional Fund Advisors LP or any of its affiliates is the beneficial owner of any of the Company's securities for any other purposes than Section 13(d) of the Security Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE.  Such persons are required by SEC regulations to furnish the Company with copies of all such filings.  Based solely on its review of the copies of such reports received by the Company and written representations from reporting persons, the Company believes that during 2013 all reports for the Company's executive officers and Directors that were required to be filed under Section 16(a) were filed on a timely basis except that a Form 4 in connection with a gifting transaction by Ms. Karen E. Sammon was filed late.

DIRECTOR COMPENSATION

Directors who are employees of the Company are not separately compensated for serving on the Board.  All Directors are reimbursed for reasonable expenses incurred in attending meetings.  For 2013, Director compensation consisted of (i) a fixed annual cash retainer paid to Directors (with no additional attendance fee for attendance at Board and committee meetings), and (ii) an award of 15,000 shares of restricted stock to independent Directors vesting at the rate of 25% every 90 days from the date of grant, with full vesting occurring 360 days after the date of grant, provided, as of the vesting dates, the independent Director's position had not been vacated by reason of resignation or removal for cause.  Under terms of the grants, transfer of such stock is prohibited while the recipient serves as a Director except to the extent necessary to provide reimbursement for taxes incurred as a result of the vesting of such grants.  The grants also stipulate that the Board may, in its discretion, waive any forfeiture triggered by the vacating of the independent Director and allow the grants to vest as scheduled. The Compensation Committee engaged the Burke Group as its compensation consultant for 2013 to provide market trend information in connection with compensation of the Company's Directors.  The Burke Group was tasked with assisting the Committee in understanding trends and best practices in connection with director compensation in public companies.  The Compensation Committee utilized the information provided by the compensation consultant in formulating its recommendations to the Board in connection with compensation to the Company's outside Directors.  Upon recommendation of the Compensation Committee, the Board approved annual cash retainers at the same level as paid in 2012:

Independent Directors	$75,000
Presiding Director and Chairman of Audit Committee	$15,000
Non-independent / Non-management Directors	$65,000

In September 2013, upon recommendation of the Compensation Committee, the Board approved an additional annual cash retainer of $25,000 to Chairman Ahn for service as the non-executive Chairman effective as of October 1, 2013 with Chairman Ahn receiving a prorated payment of $6,250 during 2013.

The following table shows compensation information for the Company's non-management Directors for fiscal 2013.

Director Compensation for Fiscal 2013

Name of Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen-sation ($)	Total ($)
Sangwoo Ahn	96,250	(2)	63,450	0	(3)	0	0	0	159,700
Kevin R. Jost	75,000		63,450	0	(4)	0	0	0	138,450
Dr. John W. Sammon	65,000		0	0		0	0	0	65,000
James A. Simms	75,000		63,450	0	(5)	0	0	0	138,450

(1)	The dollar amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in these valuations are discussed in footnote 7 of the Company’s 2013 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 14, 2014. There can be no assurance that the grant date fair value amounts will be realized. Each independent Director received a grant for 15,000 restricted shares of the Company’s Common Stock on April 29, 2013, in exchange for payment of $.02 per share. The grant date fair value of the aforementioned grants to each of the independent Directors was $4.23 per share.

(2)	The dollar amount includes the sum of Mr. Ahn’s annual retainer of $75,000, the $15,000 for serving as Presiding Director and Chairman of the Audit Committee, and $6,250 which is the prorated portion received by Director Ahn for his service as the non-executive Chairman.

(3)	At the end of 2013, Mr. Ahn had options to purchase an aggregate of 5,600 shares of the Company’s Common Stock and total aggregate restricted stock awards of 41,500 shares.

(4)	At the end of 2013, Mr. Jost had options to purchase an aggregate of 9,134 shares of the Company’s Common Stock and total aggregate restricted stock awards of 41,500 shares.

(5)	At the end of 2013, Mr. Simms had options to purchase an aggregate of 5,600 shares of the Company’s Common Stock and total aggregate restricted stock awards of 41,500 shares.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The following table lists all persons who served as executive officers of the Company during all or part of 2013, and all persons chosen to become executive officers in 2014, their respective ages as of April 11, 2014, positions held by such persons and occupations for the last five years.  Unless otherwise stated, all of the current executive officers of the Company are serving open ended terms.  There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Positions	Occupation for Last 5 Years
Ronald J. Casciano	60	• Chief Executive Officer, President and Treasurer, PAR Technology Corporation (as of March 25, 2013) • Senior Vice President, Chief Financial Officer and Treasurer, PAR Technology Corporation
On March 25, 2013, Mr. Casciano was named Chief Executive Officer and President and continues to hold the office of Treasurer of PAR Technology Corporation. Mr. Casciano, a Certified Public Accountant, had been Vice President, Chief Financial Officer and Treasurer of the Company since June 1995.  In 2012, he was promoted to Senior Vice President.  Mr. Casciano held the office of Chief Accounting Officer of the Company from 2009 to May 2012.

Paul B. Domorski	57	Chairman, Chief Executive Officer and President, PAR Technology Corporation (through March 19, 2013)
Mr. Domorski had been elected Chairman, Chief Executive Officer and President of the PAR Technology Corporation in April 2011 and resigned from the Company in March 2013. Previously, Mr. Domorski served as President, Chief Executive Officer and a Director of EMS Technologies, Inc., a publicly-traded manufacturer of communication equipment and systems which was acquired by Honeywell International, Inc. in 2011.  Prior to joining EMS, he was vice president of service operations at Avaya Corporation. He served as President and Chief Executive Officer during the restructuring of RSL Communications Ltd., an international provider of communications services.

Lawrence W. Hall	54	President, PAR Springer-Miller Systems, Inc.
Mr. Hall was named President, PAR Springer-Miller Systems, Inc., a wholly owned subsidiary of the Company, in
 August 2008.  Previously, Mr. Hall was President and Chief Executive Officer of Hotel Booking Solutions, Inc.

Robert P. Jerabeck	58	Executive Vice President and Chief Operating Officer, PAR Technology Corporation
Mr. Jerabeck was appointed Executive Vice President and Chief Operating Officer of the Company effective as of April 11, 2014.  Prior to joining the Company, Mr. Jerabeck, held various positions with a unit of Honeywell International Inc., Honeywell Scanning and Mobility, a global supplier of data collection and management solutions for in-premises, mobile and wireless applications.  From March 2012 until joining the Company, Mr. Jerabeck served as Director, Quality Assurance, and, from May 2011 through September 2012, he led the integration of the EMS Global Tracking and LXE businesses acquired by Honeywell Scanning and Mobility.  Mr. Jerabeck served as Chief Technology Officer for Honeywell Scanning and Mobility from January 2008 to May 2011.  At the time of its acquisition by Honeywell in December 2007, Mr. Jerabeck held the position of Chief Operating Officer for Hand Held Products, Inc., which he joined in 1986.

Name	Age	Positions	Occupation for Last 5 Years
Stephen P. Lynch	57	President, PAR Government Systems Corporation and Rome Research Corporation
Mr. Lynch was named President of two of the Company's wholly owned subsidiaries, PAR Government Systems Corporation and Rome Research Corporation, in January 2008.  Previous to his appointment to the position of President, Mr. Lynch served as Executive Vice President of PAR Government Systems Corporation since July 2006.

Steven M. Malone	33	Vice President, Chief Accounting Officer and Corporate Controller, PAR Technology Corporation
Mr. Malone, a Certified Public Accountant, was named Vice President and Chief Accounting Officer of the Company in May 2012. Mr. Malone holds these positions concurrently with the position of Corporate Controller, a position he has held from June 2010.  Prior to joining the Company as the Director of Financial Analysis and Planning in May 2009, Mr. Malone was employed by KPMG LLP as Audit - Senior Manager.

Karen E. Sammon	49	President, ParTech, Inc.
Ms. Sammon was named President, ParTech, Inc., a wholly owned subsidiary of the Company, effective April 1, 2013.  Ms. Sammon is the former Senior Vice President of The CBORD Group, Inc. ("CBORD") which she joined in 2010.  CBORD is a provider of cashless card solutions, food and nutrition service management software, and integrated security solutions for colleges and universities, healthcare facilities, supermarkets, and corporations.  While at CBORD, Ms. Sammon had responsibility for strategic planning and P&L management of the US and Asia-Pacific operations.  Prior to joining CBORD, Ms. Sammon held a variety of positions with ParTech, Inc. from 1993 to 2010, including Chief Product & Strategy Officer; President, PAR Software Solutions; Vice President, Business Development and Director of Marketing.  Ms. Sammon is the daughter of Dr. John W. Sammon, Director, Chairman Emeritus and Founder of the Company.

EXECUTIVE COMPENSATION

The Company qualifies as a “smaller reporting company” as defined by Item 10(f) of Regulation S-K.  As such, the “Named Executive Officers” for the Company are limited to the Company’s principal executive officer and the two most highly compensated other executive officers who were serving as executive officers at the end of the Company’s last completed fiscal year. The following narrative describes the Company’s compensation objectives, policies and elements of compensation for its executive officers, including its Named Executive Officers for 2013:  Ronald J. Casciano, Chief Executive Officer and President (who until his promotion in March 2013 served as the Company’s Chief Financial Officer); Stephen P. Lynch, President of PAR Government Systems Corporation and Rome Research Corporation, wholly owned subsidiaries of the Company, and Robert Jerabeck, Executive Vice President & Chief Operating Officer.  This narrative will also include compensation information for Paul Domorski, former Chief Executive Officer and President. Specific discussion regarding the method used to determine compensation for these Named Executive Officers for the 2013 fiscal year is also provided which includes the material factors necessary for an understanding of the information provided in the Summary Compensation Table which follows.

Philosophy

The Company’s compensation philosophy regarding executive compensation is to structure programs that motivate executive officers to grow the Company’s revenues and profits, creating long-term value for shareholders.  To achieve this, compensation programs have been designed and implemented to (i) reward executive officers for operating performance and leadership, (ii) align their interests with shareholders, and (iii) encourage them to remain with the Company.

Objectives

The Company's compensation objectives are to:

Reward performance and behaviors that reinforce the values of leadership, integrity, accountability, teamwork, innovation, and quality;

Achieve the Company's overall performance goals;

Ensure the alignment of compensation with the performance objectives of each of our employees, including executive officers; and

Ensure alignment with management and shareholder interests.

Compensation Policy

Consistent with our philosophy, the Compensation Committee designs compensation programs for the Company's executive officers in accordance with the following overriding policies:

Compensation must be tied to the Company's general performance and achievement of financial and strategic goals;

Compensation opportunities should be competitive with those provided by other companies of comparable size engaged in similar businesses; and

Compensation should provide incentives that align the long-term financial interests of the Company's executive officers with those of its shareholders.

In the view of the Compensation Committee, compensation paid to the executive officers, including the Named Executive Officers, in 2013 was consistent with the above policies.  The primary responsibility of the Company's Chief Executive Officer and its other executive officers is the enhancement of shareholder value through balancing the requirements of long-term growth with the achievement of short term performance.  The contribution an executive officer has made to achieve the Company's short term strategic performance objectives as well as that executive officer's anticipated contribution toward long term objectives provide the basis upon which the executive officer's individual compensation awards are established.

Compensation Consultant
The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties.  For 2013, the Compensation Committee engaged the Burke Group as its independent advisor with respect to executive compensation and incentive plan design.  During 2013, the Burke Group's services to the Compensation Committee included providing an overview of current trends and best practices for executive compensation in public companies, benchmark data for salaries, incentives and equity grants, long-term incentive design alternatives, and pay recommendations based on objectives, compensation philosophy, and market practices.  Except for providing services to the Compensation Committee, the Burke Group has not provided any services to the Company, any member of the Company's management, or any member of the Compensation Committee.

Elements of Executive Compensation
To meet its compensation policy objectives, the Company compensated executive officers through a combination of Base Salary, Incentive Compensation (short-term), Equity Compensation, Deferred Compensation, and various benefits, including medical and 401(k) plans generally made available to all employees of the Company.

The determination of the Company’s executive officers’ compensation is solely within the purview of the Compensation Committee.  In determining and assessing the appropriateness of the compensation for all executive officers, the Compensation Committee solicits and considers the self-assessment of each executive as to his or her performance against pre-established goals and objectives, as well as the executive’s involvement in the day to day operations of the relevant business unit.  In addition, the Compensation Committee also engaged an independent compensation consultant that supplied benchmark data from two third party surveys: the Towers Watson Top Management Compensation Report and the Economic Research Institute Executive Compensation Assessor.  These third party compensation surveys are utilized by the Compensation Committee to evaluate the compensation levels of chief executive officers at companies of similar size and geographic location within the high technology sector.

In deciding compensation programs for the Chief Executive Officer, the Compensation Committee considered the third party information, market trends and best practices along with an assessment of individual contribution.  The Chief Executive Officer does not have any role in establishing his compensation.

Base Salary.  In setting the annual base salary of the Chief Executive Officer and in reviewing and approving the annual base salaries of the other executive officers, the Compensation Committee considered the salaries of executives in similar positions, the level and scope of responsibility, experience and performance of the individual executive officers, the financial performance of the Company and other overall general economic factors.

The Compensation Committee utilizes the benchmark data mentioned previously when reviewing annual base salaries.  An objective of the Compensation Committee is to approve the salary for each executive officer near the average midpoint for similar positions identified in the surveys, taking into account variables such as industry, company size, geographic location, and comparison of duties.  Consideration is also given to the individual performance of that executive officer, the performance of the organization over which the executive officer has responsibility, the performance of the Company and general economic conditions (with each factor being weighted as the Compensation Committee deems appropriate).

Incentive Compensation.  The purpose of the Company's incentive compensation program for its executive officers is to provide financial incentive for meeting and exceeding pre-established financial performance goals for the respective businesses under their control.  In general, the financial performance goals of the executive officers are approved by the Board.

For 2013, the financial performance measures taken into consideration to determine an appropriate incentive compensation bonus for executive officers were Consolidated Net Income and Business Unit Profit Before Tax.  In 2013, the annual incentive compensation targets for the Named Executive Officers ranged from 50% to 65% of base salary.  Named Executive Officers may earn from 0% to 200% of the individual target established for their business depending on actual financial performance compared to the actual goals of the operating plan.  The incentive compensation bonus (assuming that each of the two aforementioned performance objectives were achieved at 100%) that could have been paid to Mr. Casciano, as a percentage of base salary, was 65%, while the percentage of base salary that could have been paid to Mr. Lynch and Mr. Jerabeck was 50%.  The calculation of the award is based on performance level achievement of greater than 80% of the established goal.  Cash payments are made following the completion of the Company’s yearly audit.

For 2013, total awards paid to executive officers based on performance of their respective business units could not exceed a pre-determined percentage of consolidated net profit.  Mr. Casciano and Mr. Jerabeck were measured on the performance of the Company as a whole, and due to the failure to achieve operating plan goals for the Company, neither received incentive compensation for 2013.  Mr. Lynch was measured on the performance of the Government segment and received incentive compensation of $247,061, representing 180% of target, for 2013 performance of the two business units that make up the Government segment.

Equity Compensation.  Stock options granted under the 2005 Equity Incentive Plan may be either Incentive Stock Options as defined by the Internal Revenue Code (“Incentive Stock Options”) or options which are not Incentive Stock Options (“Non-Qualified Stock Options”).  Options generally become exercisable no less than one year after their grant and expire 10 years after the date of the grant.  Option grants are discretionary and the amount of the grant reflects of the value of the recipient’s position, as well as the current performance and continuing contribution of that individual to the Company.  In keeping with its philosophy of providing long-term financial incentives that relate to improvement in long-term shareholder value, the Company provided for a Long Term Incentive (“LTI”) program under the Company’s 2005 Equity Incentive Plan consisting of options, time vesting restricted shares and performance vesting restricted shares.

Grants made in connection with Mr. Casciano’s promotion and Mr. Jerabeck’s employment offer were as follows.  For Mr. Casciano, a grant under the LTI program was made in the amount of  $212,600, which consisted of 33% restricted stock shares, time vesting as of March 31, 2014; and 67% performance shares (i.e. restricted stock vesting over two years based on achievement of certain financial performance objectives).  For these awards, the financial performance objectives are a series of annual Consolidated Profit Before Tax targets, with 50% of performance shares vesting annually upon achievement of these targets for 2014 and 2015.  The terms and conditions of the award made to Mr. Casciano can be found as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year 2013 filed with the SEC on March 14, 2014.  For Mr. Jerabeck, a grant of 50,000 options was made on April 15, 2013.  This award consisted of options for the purchase of Company Common Stock, time-vested 25% per year over four years.  The terms and conditions of the award made to Mr. Jerabeck can be found as an exhibit to the Company’s Quarterly Report on Form 10-Q for the second quarter, 2012 filed with the SEC on August 14, 2012.

On June 19, 2013, the Board approved a grant of time-vested restricted shares to senior executives.  Grants were extended to Mr. Casciano, Mr. Lynch and Mr. Jerabeck in the amount of 12,500 shares; 8,500 shares; and 9,500 shares respectively.  These grants will vest as follows: 50% over two years on the anniversary of the grant in 2014 and 2015.  The terms and conditions of the awards made to Messrs. Casciano, Lynch and Jerabeck can be found as an exhibit to the Company’s Quarterly Report on Form 10-Q for the second quarter, 2013, filed with the SEC on August 8, 2013.

On December 11, 2013, the Board made a special grant of stock options to Mr. Casciano, Mr. Lynch and Mr. Jerabeck in the amount of 150,000 options; 100,000 options and 150,000 options respectively in recognition of ongoing leadership to the Company.  Each award consisted of options for the purchase of Common Stock, vesting 25% per year over four years.  In addition to the aforementioned special grants of stock options, on December 11, 2013, the Board also approved LTI Program equity awards to Mr. Casciano and Mr. Jerabeck with a value at the time of grant of $116,416 and $76,725, respectively.  Each award consisted of options for the purchase of Company Common Stock, time-vested 33% per year over three years, representing 21% of the value of the award, restricted stock shares, time vested as of March 31, 2014, representing 26% of the award, and performance shares (i.e. restricted stock vesting over two years based on achievement of certain financial performance objectives), representing 53% of the value of the award.  For these awards, the financial performance objectives are a series of annual Profit Before Tax targets, with 50% of performance shares vesting annually upon achievement of these targets for 2014 and 2015.  The terms and conditions of the grants under the LTI Program contain customary restrictions on transfer of shares, as well as non-solicitation and non-recruitment restrictions for one year following termination of employment.  The terms of the grants also provide for the “claw back” (i.e. reversal of an award) of vested awards and any profits from exercise of options issued under the awards in the event vesting or profits are later determined, by the Board, to have resulted from materially inaccurate financial information.  The terms and conditions of both the options and the LTI Program awards made to Messrs. Casciano, Lynch and Jerabeck can be found as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 filed with the SEC on March 14, 2014.

Benefits and Perquisites.  The Company provides partial payment for medical, dental and vision insurance, 401(k) plan with profit sharing and disability and life insurance benefits to its Named Executive Officers consistent with that offered generally to its employees.  In addition, Named Executive Officers are provided a limited number of perquisites, the primary purpose of which is to minimize distractions from the executives' attention to important Company objectives.

PAR Technology Corporation Retirement Plan.  The Named Executive Officers are eligible to participate in the PAR Technology Corporation Retirement Plan (the "Retirement Plan").  The Retirement Plan has a deferred profit-sharing component that covers substantially all the employees of the Company including the Named Executive Officers.  The Company's annual profit sharing contribution to the Retirement Plan is at the discretion of the Board.  The Retirement Plan also contains a 401(k) provision that allows employees to contribute a percentage of their salary, pre-tax, up to certain tax code limitations.  The Company matches the deferrals of all participants in the Retirement Plan, including the Named Executive Officers, at the rate of 10%.

Deferred Compensation.  The Company sponsors a Non-Qualified Deferred Compensation Plan for a select group of highly compensated employees that includes the Named Executive Officers.  Participants may make voluntary deferrals of their salary to the plan in excess of tax code limitations that apply to the Company's Retirement Plan.  The Board also has the sole discretion to make Company contributions to the plan on behalf of employee participants, although it did not make any such employer contributions in 2013.

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Named Executive Officers of a publicly held company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m).  The Company's primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company's long-term strategic goals and to enhance stockholder value.  In general, stock options granted under the Company's 2005 Equity Incentive Plan are intended to qualify under and comply with the "performance based compensation" exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options.  Because salary and bonuses paid to Named Executive Officers have been below the $1,000,000 threshold, the Committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible.  The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company's compensation programs.

Role of Executive Officers

The Company's Chief Executive Officer reports on his evaluations of executive officers, including the other Named Executive Officers.  He makes compensation recommendations to the Compensation Committee for the other Named Executive Officers with respect to base salary and annual and long-term incentives.

In 2013, the Company's Chief Operating Officer took direction from and brought suggestions to the Compensation Committee on compensation matters for the Named Executive Officers.  Messrs. Casciano and Jerabeck oversaw the actual formulation of plans incorporating the suggestions of the Compensation Committee and provided information to the Compensation Committee on how employees were evaluated and the overall results of the evaluations.

Employment and Severance Agreements

On March 19, 2013, Mr. Domorski resigned from his positions of Chairman of the Board, Chief Executive Officer and President of the Company.  In connection with his resignation, the Company and Mr. Domorski entered into a separation agreement, superseding all prior agreements and understandings, providing for separation pay of $750,000 in exchange for a general release of the Company from any claims by Mr. Domorski and other customary separation provisions.

On March 25, 2013, the Board appointed Ronald J. Casciano to the position of Chief Executive Officer and President.  In connection with his promotion, Mr. Casciano entered into an employment agreement with the Company under which his employment is "at will" and provides for the following: (a) an annual base salary of $350,000; (b) a one-time transition bonus of $30,000; (c) participation in the Company's Incentive Compensation Plan at the rate of 32.5% for 2013 and thereafter at a rate of 65% of his annual base salary for on plan performance against financial targets associated with the Company's Annual Operating Plan and specific business objectives as established by the Board (any payment based on 2013 performance will be pro-rated from March 25, 2013, through December 31, 2013, while participation in the Company's Incentive Compensation Plan for the period from January 1, 2013, thru March 24, 2013, will be based on Mr. Casciano's previous rate, which was 25% of his annual base salary); (d) subject to approval and terms established by the Board on the grant date, a grant under the PAR Technology Corporation 2005 Equity Incentive Plan of (i) 30,000 shares of restricted stock with long-term performance based vesting as established by the Board and (ii) 15,000 stock options vesting at the rate of 25% each year on the anniversary of the date of the grant (any termination of employment prior to the completion of the performance period specified in the grants would result in forfeiture of such portion of the grants that exceed the pro-rata portion of the period of performance correlating to the period of employment); (e) subject to approval and terms established by the Board on the grant date, a grant of 40,000 shares of restricted stock with performance based vesting as established by the Board (any termination of employment prior to the completion of the performance period specified in the grant would result in forfeiture of such portion of the grant that exceeds the pro-rata portion of the period of performance correlating to the period of employment); and (f) continued participation in the Company's retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company's senior executives.  Any termination of Mr. Casciano's employment without cause prior to March 25, 2014, would result in a severance payment of an amount equal to that amount of his annual base salary that he would have received if he were to have continued to be employed through March 25, 2014, and a pro-rated portion of any current year cash payment due to him under the Company's incentive compensation plan.  Such payments would be subject to and conditioned upon execution of a general release of claims.

On March 25, 2013, the Board appointed Robert Jerabeck to the position of Executive Vice President and Chief Operating Officer.  Mr. Jerabeck commenced employment with the company on April 15, 2013.  In connection with his employment, Mr. Jerabeck entered into an employment agreement with the Company under which his employment is "at will" and provides for the following: (a) an annual base salary of $300,000; (b) a one-time relocation payment of $50,000; (c) participation in the Company's Incentive Compensation Plan at the rate of 25% for 2013 and thereafter at a rate of 50% of his annual base salary for on plan performance against financial targets associated with the Company's Annual Operating Plan and specific business objectives as established by the Board (any payment based on 2013 performance would be pro-rated from March 25, 2013, through December 31, 2013); (d) subject to approval and terms established by the Board on the grant date, a grant under the PAR Technology Corporation 2005 Equity Incentive Plan of (i) 20,000 shares of restricted stock with long-term performance based vesting as established by the Board and (ii) 10,000 stock options vesting at the rate of 25% each year on the anniversary of the date of the grant (any termination of employment prior to the completion of the performance period specified in the grants would result in forfeiture of such portion of the grants that exceed the pro-rata portion of the period of performance correlating to the period of employment); (e) subject to approval and terms established by the Board on the grant date, a grant of 50,000 stock options vesting at the rate of 25% each year on the anniversary of the date of the grant (any termination of employment prior to the completion of the performance period specified in the grants would result in forfeiture of such portion of the grants that exceed the pro-rata portion of the period of performance correlating to the period of employment);; and (f) participation in the Company's retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company's senior executives.  Any termination of Mr. Jerabeck's employment without cause prior to April 15, 2015, would result in a severance payment of an amount equal to that amount of his annual base salary that he would have received if he were to have continued to be employed through March 25, 2014, and a pro-rated portion of any current year cash payment due to him under the Company's incentive compensation plan.  Such payments would be subject to and conditioned upon execution of a general release of claims.

From April 2011 until his resignation in March 2013, Mr. Domorski and the Company had an employment agreement in connection with Mr. Domorski's position as Chairman of the Board, Chief Executive Officer and President providing for: (a) an initial term of two years, after which Mr. Domorski would be an employee "at will"; (b) an annual base salary of $400,000; (c) participation in the Company's Incentive Compensation Plan at the rate of 65% of his annual base salary; (d) new hire option award of 250,000 non-qualified stock options with vesting at 25% annually on each of the next four anniversaries of the grant; (e) accelerated vesting of all unvested equity interests upon a change of control event; and (f) reimbursement for transportation and accommodations associated with his presence at the Company's headquarters.  Under the terms of the employment agreement, any termination by the Company without cause prior to April 26, 2015 or termination by Mr. Domorski for "good reason", as defined in the agreement, would trigger immediate vesting of 50% of any unvested portion of the 250,000 non-qualified stock options granted upon hire.  Immediate vesting of all unvested equity interests would be triggered by any change of control event as defined in his agreement.  Pursuant to the agreement, severance payments would result in the event of termination without cause prior to April 26, 2013, in an amount equal to (a) the greater of one year of Mr. Domorski's annual base salary, or the amount of his annual base salary for the period commencing on the termination date through April 25, 2013 and (b) an amount equal to the prior year's annual cash bonus paid to him, if any.  In the event of termination by Mr. Domorski for "good reason", as defined in the agreement, termination without cause on or after April 26, 2013, or as a result of a change of control approved by the Board, resulting severance payments would equal the sum of Mr. Domorski's annual base salary and an amount equal to the prior year's annual cash bonus paid to him, if any.  In the event of termination resulting from a change of control not approved by the Board, the resulting severance payment would be equal to three times the sum of Mr. Domorski's annual base salary and an amount equal to the prior year's annual cash bonus paid to him, if any.

Summary Compensation Table

The following table provides information concerning the compensation of the Company's Chief Executive Officers and the two other most highly compensated executive officers (the "Named Executive Officers") for fiscal 2013 and 2012.  For a complete understanding of the table, please read the narrative disclosures above, as well as the footnotes that follow the table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Non-Qualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)		(j)
Ronald J. Casciano* Chief Executive Officer, President and Treasurer, PAR Technology Corporation	2013	332,500	30,000	253,862	272,597	--	5,211		11,493		905,663
	2012	277,116	--	--	19,854	--	9,361		15,672		322,003

Paul B. Domorski * Chairman, President and Chief Executive Officer, PAR Technology Corporation	2013	111,731	--	--	--	--		--	763,362	(7)	875,093
	2012	413,558	--	--	29,781	--	--		27,982	(7)	471,321

Stephen P. Lynch President, PAR Government Systems Corporation and Rome Research Corporation	2013	275,000	--	34,340	166,130	247,061		--	20,349		742,880
	2012	275,000	--	--	--	219,000	--		16,713		510,713

Robert P. Jerabeck Executive Vice President and Chief Operating Officer, PAR Technology Corporation	2013	207,692	--	79,054	337,235	--		--	52,260	(8)	676,241	(9)
	2012	--	--	--	--	--	--		--		--

*	On March 25, 2013, Mr. Casciano succeeded Mr. Domorski who resigned as CEO and President of the Company. Until his promotion, Mr. Casciano served as the Company's Senior Vice President, Chief Financial Officer, and Treasurer.

(1)	Amounts reported in column (c) reflect base salaries earned by the Named Executive Officers for the listed fiscal year. Amounts shown are not reduced to reflect the Named Executive Officer's elections, if any, to defer receipt of salary into the Company's Deferred Compensation Plan.

(2)	During fiscal year 2013, the Company granted 38,334 and 7,667 performance based awards to Messrs. Casciano and Jerabeck, respectively. The dollar amounts reflect the aggregate grant fair value based upon the probable outcome of such conditions, calculated in accordance with FASB ASC Topic 718. Assumptions made in these valuations are discussed in Note 7 to the Company's 2013 Consolidated Financial Statement included in the Company's Annual Report on Form 10-K filed with the SEC on March 14, 2014. The aggregate grant date fair value assuming the highest level of performance conditions will be achieved, are $204,000 and $41,000 for Messrs. Casciano and Jerabeck, respectively.

During fiscal year 2012, the Company granted 30,000 and 20,000 performance based awards to Messrs. Domorski and Casciano, respectively.  The dollar amounts reflected above represent the compensation expense recognized during 2012 in accordance with FASB ASC Topic 718.  Assumptions made in these valuations are discussed in Note 7 to the Company's 2012 Consolidated Financial Statement included in the Company's Annual Report on Form 10-K filed with the SEC on March 14, 2013.  The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, assuming the highest level of performance conditions will be achieved, are $143,400 and $95,600 for Messrs. Domorski and Casciano, respectively.

(3)	During fiscal year 2013, the Company granted 165,000, 210,000 and 100,000 stock options to Messrs. Casciano, Jerabeck, and Lynch respectively, and during fiscal year 2012 the Company granted 15,000 and 10,000 stock options to Messrs. Domorski and Casciano, respectively. The dollar amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2013 and 2012 Consolidated Financial Statement included in the Company’s Annual Reports on Form 10-K filed with the SEC on March 14, 2014 and March 14, 2013, respectively. There can be no assurance that the grant date fair value amounts will be realized. As reflected in the Outstanding Equity table below, pursuant to the terms of the grants to Mr. Domorski, all unvested options terminated upon his resignation on March 19, 2013.

(4)	Amounts reported in column (g) represent the amounts paid under the Incentive Compensation element of the Company’s Executive Compensation Plan during the years indicated in respect of service performed during those years. A description of the Incentive Compensation element is contained in the discussion of Executive Compensation under the section entitled “Incentive Compensation” on page 18. Amounts shown are not reduced to reflect the Named Executive Officer’s elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(5)	Amounts reported in column (h) consist of above-market or preferential earnings during years indicated on compensation that was deferred in or prior to such years under the PAR Technology Corporation Deferred Compensation Plan.

(6)	In addition to any perquisites identified for the individual Named Executive Officers, the amounts reported in column (i) consist of Company contributions to the Company’s qualified plan and matching contribution to the 401(k); personal vehicle use; and imputed income on Company payment of term life insurance premiums as determined under the Internal Revenue Code.

(7)	Fiscal year 2013 payments include $750,000 associated with the separation agreement as described on page 20. Fiscal year 2012 payments include $17,820 for an apartment for Mr. Domorski.

(8)	Includes relocation benefits of $50,000.

(9)	Compensation information for Mr. Jerabeck reflects a partial year commencing in April 2013 when he joined the Company.

Outstanding Equity Awards at Fiscal Year-End

The following tables show all outstanding equity awards held by the Named Executive Officers at December 31, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Ronald J. Casciano	60,000(1) 2,500(2) 0(6) 0(7)	0(1) 7,500(2) 15,000(6) 150,000(7)	0	$6.01 $4.78 $5.32 $5.32	10/13/14 04/23/22 12/11/23 12/11/23
Robert P. Jerabeck	0(8) 0(9) 0(7)	50,000(8) 10,000(9) 150,000(7)	0	$4.41 $5.32 $5.32	4/15/23 12/11/23 12/11/23
Stephen P. Lynch	20,000(3) 8,000(4) 15,000(5) 0(10)	0(3) 2,000(4) 15,000(5) 100,000(10)	0	$6.25 $4.73 $4.25 $5.32	01/08/18 02/24/19 05/11/21 12/11/23

(1)	These options were granted on October 13, 2004 and became fully vested on April 13, 2009.

(2)	These options were granted on April 23, 2012. Of these options 2,500 vested on April 23, 2013. The 7,500 unvested options vest as follows: 2,500 shares on April 23, 2014, 2,500 shares on April 23, 2015 and the remaining 2,500 shares on April 23, 2016.

(3)	These options were granted on January 8, 2008. The options vested 20% on the six month anniversary of the grant date, with the remainder vesting in equal quarterly installments over the next 48 months.

(4)	These options were granted on February 24, 2009. The options vest 20% annually over a five-year period on the anniversary of the date of the grant.

(5)	These options were granted on May 11, 2011. The options vest 25% annually over a four year period on the anniversary of the date of the grant.

(6)	These options were granted on December 11, 2013. The options will vest 33% each year as follows: 5,000 on December 31, 2014, 5,000 shares on December 31, 2015, and the remaining 5,000 shares on December 31, 2016.

(7)	These options were granted on December 11, 2013. The options will vest 25% each year as follows: 37,500 on December 31. 2014, 37,500 shares on December 31, 2015, 37,500 shares on December 31, 2016 and the remaining 37,500 shares on December 31, 2017.

(8)	These options were granted on April 15, 2013. The options will vest 25% annually over a four year period on the anniversary of the date of the grant.

(9)	These options were granted on December 11, 2013. The options will vest 33% each year as follows: 3,333 on December 31, 2014, 3,333 shares on December 31, 2015, and the remaining 3,334 shares on December 31, 2016.

(10)	These options were granted on December 11, 2013. The options will vest 25% each year as follows: 25,000 on December 31, 2014, 25,000 shares on December 31, 2015, 25,000 shares on December 31, 2016 and the remaining 25,000 shares on December 31, 2017.

Stock Awards
Name	Grant Date	Number of Share or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($)
(a)		(g)	(h)	(i)	(j)
Ronald J. Casciano	4/23/2012 6/19/2013 12/11/213	0 0 0	0 0 0	10,000(1) 12,500(2) 57,500(3)	54,500(1) 68,125(2) 313,375(3)
Robert P. Jerabeck	6/19/2013 12/11/2013	0 0	0 0	9,500(2) 11,500(3)	51,775(2) 62,675(3)
Stephen P. Lynch	6/19/2013	0	0	8,500(2)	46,325(2)

(1)	The Company granted 20,000 performance based awards to Mr. Casciano, of which 10,000 were cancelled based on non-achievement of performance conditions. The dollar amounts reflected above represent the market value based on the Company’s closing stock price at December 31, 2013. The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, assuming the highest level of performance conditions will be achieved on the remaining shares, is $47,800 for Mr. Casciano. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2013 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 14, 2014.

(2)	The Company granted 12,500, 9,500 and 8,500 time vesting based restricted stock awards to Messrs. Casciano, Jerabeck and Lynch, respectively. The dollar amounts reflected above represent the market value based on the Company’s closing stock price at December 31, 2013. The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 is $50,500, $38,380, and $34,340 for Messrs. Casciano, Jerabeck and Lynch, respectively. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2013 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 14, 2014.

(3)	The Company granted 57,500 and 11,500 shared based awards to Messrs. Casciano and Jerabeck, respectively. The share based awards vest in three separate tranches in equal share amounts. The first tranche are time vested awards with a vest date of March 31, 2014. The second and third tranches are performance based awards, which vest on December 31, 2014 and December 31, 2015, respectively. The dollar amounts reflected above represent the market value based on the Company’s closing stock price at December 31, 2013. The aggregate grant date fair value as computed in accordance with FASB ASC Topic 718, assuming the highest level of performance conditions will be achieved is $305,229 and $61,046 for Messrs. Casciano and Jerabeck, respectively. Assumptions made in these valuations are discussed in Note 7 to the Company’s 2013 Consolidated Financial Statement included in the Company’s Annual Report on 10-K filed with the SEC on March 14, 2014.

Equity Compensation Plan Information

The following table shows the number, as of December 31, 2013, of equity securities authorized for issuance under the Company's equity incentive plans, differentiated by those compensation plans that have been previously approved by shareholders and those compensation plans that have not been previously approved by shareholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,047,759	$5.45	764,869(*)
Equity compensation plans not approved by security holders	0	0	0
Total	1,047,759	$5.45	764,869

(*)	This total does not reflect shares which were subsequently returned to the Company's 2005 Equity Incentive Plan as a result of expirations and or cancellations of grants during the first quarter of 2014.

Transactions with Related Persons

For the Company's last fiscal year beginning January 1, 2013 and ending December 31, 2013, and for the Company's 2012 fiscal year, beginning January 1, 2012 and ending December 31, 2012, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, except for the following:

•
Karen E. Sammon, a member of the immediate family of Dr. John W. Sammon, Director and Chairman Emeritus of the Company’s Board of Directors and a beneficial owner of more than five percent of the Company’s outstanding Common Stock, became the President of ParTech, Inc., a wholly owned subsidiary of the Company, effective April 1, 2013.  ParTech, Inc. is the principal business unit in the Company’s Hospitality business segment.  Ms. Sammon’s total compensation for 2013 was $487,543 and was principally comprised of her salary of $195,811, approximately $40,382 in equity or equity based awards with performance based vesting, and approximately $250,000 in time based equity or equity based awards, participation in the Company’s retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company’s senior executives.

•
Karen E. Sammon, President of the Company’s subsidiary, ParTech, Inc., and her brother, John W. Sammon, III, are principals in Sammon and Sammon, LLC, doing business as Paragon Racquet Club.  Paragon Racquet Club leases a portion of the Company’s facilities at New Hartford, New York on a month to month basis at the base rate of $9,775 (or an aggregate annual amount of $117,300 for 2013 and 2012).  In addition, Paragon Racquet Club provided memberships to the Company's local employees valued at $23,600 and $25,000 for 2013 and 2012, respectively.  Both Ms. Sammon and Mr. Sammon are members of the immediate family of Dr. Sammon.

•
John W. Sammon, III, a member of the immediate family of Dr. Sammon and Karen E. Sammon, was an employee of PAR Logistics Management Systems Corporation (“PAR LMS”), a subsidiary of the Company, where he served as President until January 12, 2012 when substantially all of the assets of the subsidiary were transferred to ORBCOMM Inc.  Mr. Sammon’s total compensation for 2012 was $328,831 and was comprised of his salary, an incentive bonus in connection with the divestiture to ORBCOMM Inc. and a severance payment triggered by a change in control arrangement in place with Mr. Sammon and other executive-level employees of PAR LMS.

•
John W. Sammon, III, a member of the immediate family of Dr. Sammon and Karen E. Sammon, together with other former executive-level employees of PAR LMS employed by ORBCOMM Inc. as part of the divesture described above, entered into an incentive arrangement with the Company in July 2012 whereby the participants would be paid a percentage of the dollar amount received by the Company in connection with contingent consideration payable to the Company based on ORBCOMM Inc. achieving certain agreed-upon targets for calendar years 2012 through 2014 pursuant to the terms of the Asset Purchase and Sale Agreement dated December 23, 2011 formalizing the divestiture of substantially all of the assets of PAR LMS to ORBCOMM Inc.  Achievement of 100% of the contingent consideration targets would result in a payment to Mr. Sammon of $350,000.  No contingent consideration targets were achieved in 2012.  In 2013, Mr. Sammon separated from his employment with ORBCOMM Inc.  Under the terms of the arrangement, such separation disqualifies Mr. Sammon from eligibility for any incentive payment for the remainder of the incentive period.

Policies and Procedures With Respect to Related Party Transactions

The Company's written Policy on Related Party Transactions requires Controllers of all subsidiaries to review on a quarterly basis all transactions and potential transactions for related party involvement.  All identified transactions, if any, are reported to the Company's principal financial officer and the Company's legal counsel.  Approval or ratification by the Nominating and Corporate Governance Committee is required for any transaction or series of transactions exceeding $120,000 in which the Company is a participant and any related person has a material interest.  Related persons would include the Company's Directors and executive officers and their immediate family members as well as any person known to be the beneficial owner of more than 5% of the Company's Common Stock.

Under the Company's Corporate Governance Guidelines and Code of Business Conduct & Ethics, all Directors and executive officers and employees of the Company have a duty to report, which includes reports to the Company's Compliance Officer and to the Nominating and Corporate Governance Committee or Audit Committee, potential conflicts of interests, including transactions with related persons.  All related party transactions, other than compensation arrangements, expense allowances and other similar items in the ordinary course of business are disclosed in the Company's financial statements.  Compensation paid by the Company for service to an employee, even if the aggregate amount involved exceeds $120,000, are not reviewed by the Nominating and Corporate Governance or Audit Committees unless the Compliance Officer, principal financial officer or legal counsel believe such compensation to be inconsistent with peers of the related party within the Company or the Company's compensation practices in general.

Proposal 1:	Ratification of the reservation of additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan

On March 11, 2014, the Board of Directors voted unanimously to amend the Company’s 2005 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares reserved under the terms of the Plan from 2,250,000 to 2,750,000.  This amendment was made subject to Shareholder approval.  The Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A.

As of March 14, 2014, a total of 579,869 shares remained available for grant under the Plan.  The Board believes that the Plan has been and will continue to be an excellent means by which to attract and retain key employees.  Accordingly, the Board believes the number of shares reserved for issuance should be increased from 2,250,000 to 2,750,000 and recommends approval thereof by the Shareholders.  There are no current plans for the issuance of any of the additional shares.  The following resolution will be proposed at the Meeting for Shareholder consideration:

RESOLVED, that the amendment of the PAR Technology Corporation 2005 Equity Incentive Plan, as amended  (the “Plan”), to increase the total number of shares reserved for issuance under the Plan from 2,250,000 to 2,750,000, which was approved by the Company’s Board of Directors on March 11, 2014, be and the same hereby is, approved, ratified and confirmed.

The Board of Directors recommends a vote FOR the proposal to ratify the amendment of the Company’s 2005 Equity Incentive Plan to reserve additional shares for issuance under the Plan. Unless a contrary direction is indicated, shares represented by valid proxies that are not marked with a vote in connection with Proposal 1, will be voted FOR the proposal.

Proposal 2:	Adoption of amendments to the Company's Certificate of Incorporation and By-Laws to declassify the Board of Directors

Paragraph 3 of Article Eighth of the Company’s Certificate of Incorporation and Section 2 of Article III of the Company’s By Laws currently divide the Board into three classes (Class I, Class II and Class III). Each member of a class is elected for a three-year term, with the terms staggered so that approximately one-third of directors stand for election each year.  With the decision by Directors Jost and Simms to not stand for re-election to the Board and the decision of Director Ahn to retire, effective as of the Meeting, there will be no Class I directors, one Class II director, whose term expires at the 2015 annual meeting, and one Class III director, whose term expires at the 2016 annual meeting.

Classified boards provide effective protection against hostile takeover tactics and proxy contests because they make it difficult to gain control of the board of directors without the cooperation or approval of incumbent directors.  A classified board also fosters continuity and stability, not only on the board but also in the overall business of a company, since a majority of directors will always have prior experience as directors of the company.

Annually elected boards are perceived as increasing the accountability of directors to shareholders as they provide shareholders with the opportunity to register their views at each annual meeting on the prior year’s performance of the entire board of directors.  Many institutional investors believe the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for the implementation and execution of those policies.

After careful consideration, the Board has determined that it would be in the best interests of the Company and its shareholders to amend the Company’s Certificate of Incorporation as set forth in Appendix B and By Laws as set forth in Appendix C to end classification of the Board and provide instead for the annual election of directors (the “Amendments”).

If the Amendments are approved, then the Company will amend its Certificate of Incorporation and By Laws and all Directors thereafter will be elected for one-year terms at each annual meeting of shareholders.  Therefore, Dr. Sammon's term (currently set to expire at the 2016 annual meeting) will be truncated and will expire at the 2015 annual meeting.  Beginning with the 2015 annual meeting, the Board will be completely declassified and all directors will be subject to annual election to one-year terms.  Consistent with Delaware law, the Amendments also provide that directors may be removed with or without cause.

If the Amendments are not approved by the shareholders, the Board will remain classified and the Company's directors will continue to be subject to the current classification pursuant the Company's governing documents.

An affirmative vote of two thirds (66.667%) of the shareholders entitled to vote generally for the election of directors is required for approval.  Therefore, abstentions and broker “non-votes” have the practical effect of being votes against the matter.

The general descriptions of the Amendments are qualified in their entirety by reference to the text of the proposed amendments to the Certificate of Incorporation and By Laws which are attached as Appendix B and C, respectively, to this Proxy Statement.

The Board of Directors recommends a vote FOR the proposal to approve the Amendments to the Company’s Certificate of Incorporation and By Laws to declassify the Board.  Unless a contrary direction is indicated, shares represented by valid proxies that are not marked with a vote in connection with Proposal 2, will be voted FOR the proposal.

Proposal 3:	Non-binding advisory vote regarding the compensation of the Company's Named Executive Officers

At the 2013 Annual Meeting of Shareholders, the results of a non-binding advisory vote by the shareholders indicated a desire for an annual advisory vote regarding the compensation of the Company’s Named Executive Officers.  The Board believes holding a non-binding shareholder advisory vote on the compensation of the Company’s Named Executive Officers on annual basis will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about its executive compensation philosophy.  In accordance with Section 14A of the Security Exchange Act of 1934, as amended, and the regulations promulgated there under, shareholders are, therefore, being asked to provide a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the compensation tables and narrative discussion, is hereby APPROVED.

The compensation paid to the Company’s Named Executive Officers is disclosed in the narrative discussion and compensation tables and on pages 15 through 26 of this Proxy Statement.  As a smaller reporting company, the Company provides disclosures pursuant to Item 402 (m) through (q) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”).  While the Company’s smaller reporting company status exempts it from Item 402(b) of Regulation S-K which imposes compensation discussion and analysis of its executive compensation practices, the Company has elected to continue to provide information regarding its objectives and practices regarding executive compensation in order to give its shareholders transparency into its compensation philosophy and practices.  As discussed in the disclosures contained in the Executive Compensation section of this Proxy Statement, the Company believes its compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long term interests of building shareholder value.

A shareholder vote on Proposal 3 is advisory in nature and, therefore, not binding on the Company, the Compensation Committee or the Board.  The vote will not be construed to create or imply any change to the fiduciary duties for the Company, the Compensation Committee or the Board.  However, the opinions of the Company’s shareholders are valued and to the extent there is any significant vote against the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement, the Company, the Compensation Committee, and the Board will consider shareholder concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the proposal to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the compensation tables and narrative discussion.  Unless a contrary direction is indicated, shares represented by valid proxies that are not marked with a vote in connection with Proposal 3, will be voted FOR the proposal.

OTHER MATTERS

Other than as described in the materials of this Proxy Statement, the Board knows of no matters that will be presented at the Meeting for action by shareholders.  However, if any other matters properly come before the Meeting, or any postponement or adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their judgment.

NO INCORPORATION BY REFERENCE

In the Company's filings with the SEC, information is sometimes "incorporated by reference."  This means that we are referring shareholders to information that has previously been filed with the SEC and the information should be considered as part of the particular filing.  As provided under SEC regulations, the "Report of the Audit Committee" and the executive compensation discussion contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC.  In addition, this Proxy Statement includes several website addresses.  These website addresses are intended to provide inactive, textual references only.  The information on these websites is not part of this Proxy Statement.  If you have received this document in paper form, the Company's Annual Report to its shareholders for the year ended December 31, 2013, including audited consolidated financial statements, accompanies this Proxy Statement.  Except to the extent expressly provided herein, the Company's Annual Report is not incorporated in this Proxy Statement by reference.

AVAILABLE INFORMATION

The Company's Annual Report on Form 10-K can be located with the Proxy Materials on the Company's website http://www.partech.com/investors/proxy.  In addition, the Annual Report on Form 10-K can be accessed under the SEC Filings link on our website http://www.partech.com/investors/xbrl-documents/ together with the Company's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.  These reports are available for access as soon as is reasonably practicable after the Company electronically files such reports with, or furnishes those reports to, the SEC.  The Company's Corporate Governance Guidelines, Board of Directors committee charters (including the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee) and code of ethics entitled "Code of Business Conduct and Ethics" also are available at this same location on our website.  Shareholders can receive free printed copies of any or all of these documents by directing a written or oral request to: PAR Technology Corporation, Attention: Investor Relations, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413-4991, 315-738-0600; http://www.partech.com/investors/investor-relations.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at the Company’s Annual Meetings consistent with the regulations adopted by the SEC and the By-Laws of the Company.  To be considered for inclusion in next year’s Proxy Statement and form of proxy relating to the 2015 Annual Meeting, any shareholder proposals must be received at the Company’s general offices no later than the close of business on December 12, 2014.  If a matter of business is received by February 25, 2015, the Company may include it in the Proxy Statement and form of proxy and, if it does, it may use its discretionary authority to vote on the matter.  For matters that are not received by February 25, 2015, the Company may use its discretionary voting authority when the matter is raised at the Annual Meeting of Shareholders, without inclusion of the matter in its Proxy Statement.  Proposals should be addressed to the attention of:  Corporate Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.  The Company recommends all such submissions be sent by Certified Mail - Return Receipt Requested.

BY ORDER OF THE BOARD OF DIRECTORS

Acting Secretary
April 11, 2014

Appendix A

AMENDED AND RESTATED
PAR TECHNOLOGY CORPORATION
2005 EQUITY INCENTIVE PLAN

(Effective Date:  December 28, 2005)
AS PROPOSED TO BE AMENDED ON MAY 22, 2014

1.                   Purpose and Eligibility.  The purpose of this 2005 Equity Incentive Plan (the “Plan”) of PAR Technology Corporation, a Delaware corporation (the “Company”) is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) key employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, and (b) any other Person who is determined by the Board to have made (or is expected to make) contributions to the Company.  Any person to whom an Award has been granted under the Plan is called a “Participant”.  Additional definitions are contained in Section 10.

2.	Administration.

a.            Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Stock Option Agreement, Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and provisions of the respective Stock Option Agreements and Awards, which need not be identical, (iv) to initiate an Option Exchange Program, and (v) to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons.  Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.            Appointment of Committee.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to the Compensation Committee (the “Committee”).  All references in the Plan to the “Board” shall mean such Committee or the Board.  The Committee may consult with the Company’s Stock Option Committee, which shall make recommendations, with respect to Participants eligible to receive Awards and the number of shares subject to the Award, to the Committee for its review and final approval.

c.            Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

d.            Applicability of Section Rule 16b-3.  Anything to the contrary in the foregoing notwithstanding if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules (“Rule 16b-3”), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule.  Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

Appendix A

e.            Applicability of Section 162 (m).  Any provisions in this Plan to the contrary notwithstanding, whenever the Board is authorized to exercise its discretion in the administration or amendment of this Plan or any Award hereunder or otherwise, the Board may not exercise such discretion in a manner that would cause any outstanding Award that would otherwise qualify as performance-based compensation under Section 162 (m) of the Code to fail to so qualify under Section 162 (m).

3.	Stock Available for Awards.

a.            Number of Shares.  Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 2,750,000.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan, and if shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the price paid for such shares, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.            Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than the number of shares of Common Stock that are authorized for issuance pursuant to the Plan.

c.            Adjustment to Common Stock.  Subject to Section 7, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

4.	Stock Options.

a.            General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws.  Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a “Stock Option Agreement”).

b.            Incentive Stock Options. An Option that the Board intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder.  The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Non-Qualified Stock Option”.

Appendix A

c.            Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Non-Qualified Stock Options.  For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as Non-Qualified Stock Option in the event that the provisions of this paragraph apply to a portion of any Option.  The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d.            Exercise Price.  The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, then the exercise price shall be no less than 110% of the fair market value of the Common Stock on the date of grant.  In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the fair market value of the Common Stock on the date of grant.

e.            Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant.  In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

f.            Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Stock Option Agreement for the number of shares for which the Option is exercised.

g.            Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

i.            by check payable to the order of the Company;

ii.            only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

iii.            to the extent explicitly provided in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable Stock Option Agreement); or

iv.            payment of such other lawful consideration as the Board may determine.

The Board shall determine in its sole and absolute discretion and subject to securities laws and its Insider Trading Policy whether to accept consideration other than cash. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

Appendix A

h.            Acceleration, Extension, Etc. The Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised; provided, however, in no event may any extension exceed the lesser of the option term permitted under Section 4(e) herein or the term set forth in the governing Stock Option Agreement.

i.            Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded under the Exchange Act, “fair market value” shall mean (i) if the Common Stock is listed on any established stock exchange, its fair market value shall be the last reported sales price for such stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national market system. In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5.	Restricted Stock.

a.            Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b.            Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.                   Other Stock-Based Awards.  The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.                   General Provisions Applicable to Awards.

a.            Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Board may otherwise determine or provide in an Award, that Nonstatutory Options and Restricted Stock Awards may be transferred pursuant to a qualified domestic relations order (as defined in Employee Retirement Income Security Act of 1974, as amended) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement and Restricted Stock Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

Appendix A

b.            Documentation.  Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board.  Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

c.            Board Discretion.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.            Additional Award Provisions.  The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Award or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

e.            Termination of Status. The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

f.             Change of Control of the Company.

i.              Unless otherwise expressly provided in the applicable Stock Option Agreement or Restricted Stock Award or other Award, in connection with the occurrence of a Change in Control (as defined below), the Board shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

A.            make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Award immediately preceding the Change of Control;

B.            accelerate the date of exercise or vesting of such Award; or

C.            permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation.

Appendix A

D.            For the purpose of this Agreement, a “Change of Control” shall mean:

(a)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended [the “Exchange Act”]) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of voting stock of the Company (the “Outstanding Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Outstanding Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Voting Stock, shall not constitute a Change in Control; or

(b)            Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of this Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s Shareholders was approved by a majority of the members of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below) shall be deemed to be members of the Incumbent Directors; or

(c)            The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, (ii) a complete liquidation or dissolution of the Company or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

g.            Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction.  In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

h.            Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof.

Appendix A

i.            The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

j.            Parachute Payments and Parachute Awards.  Notwithstanding the provisions of Section 7(f), if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, if applicable), then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change of Control, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(j) shall be made by the Company.

k.            Amendment of Awards.  The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

l.            Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

m.            Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.                   Withholding.  The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Company, including without limitation, its determination that such withholding complies with applicable tax and securities laws, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a fair market value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Appendix A

9.                   No Exercise of Option if Engagement or Employment Terminated for Cause.  If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board, on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever and the Company shall have the right to repurchase any shares of Common Stock subject to a Restricted Stock Award whether or not such shares have vested.  For purposes of this Section 9, “for Cause” shall be defined as follows:  (i) if the Participant has executed an employment agreement, the definition of “Cause” contained therein, if any, shall govern, or (ii) conduct, as determined by the Board of Directors, involving one or more of the following: (a) gross misconduct; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; or (e) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; or (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause; or (h) intentional violation of securities laws or the Company’s Insider Trading Policy.  In making such determination, the Board shall act fairly and in utmost good faith. The Board may in its discretion waive or modify the provisions of this Section at a meeting of the Board with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

10.                Miscellaneous.

a.            Definitions.

i.    “Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of PAR Technology Corporation, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of the Company, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii.    “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

iii.    “Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

iv.    “Option Exchange Program” means a program whereby outstanding options are exchanged for options with a lower exercise price.

b.                 No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

Appendix A

c.                 No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.                Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”).  No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e.                 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

f.                 Settlement of Awards.  Any other provision of the Plan to the contrary notwithstanding, if any provision of the Plan permits a Participant, at his or her election, to receive a cash settlement of Options or other Awards under the Plan, or requires the Company to pay a cash settlement of Options or Awards under the Plan, the Participant shall be entitled to receive the cash settlement, and the Company shall be obligated to pay the cash settlement, only if the Company determines, in its sole and absolute discretion, to make such payment.

g.                Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of incorporation of the Company, Delaware, without regard to any applicable conflicts of law.

Approvals:

Original Plan:
Adopted by the Board of Directors on:  December 28, 2005

Modified Plan:
Adopted by the Board of Directors on:   March 29, 2006
Approved by the stockholders on:   May 11, 2006

Amendment adding 1,250,000 shares
Adopted by the Board of Directors on:  March 19, 2012
Approved by the stockholders on:  June 7, 2012

Amendment adding 500,000 shares
Adopted by the Board of Directors on:  March 11, 2014
Approved by the stockholders on:  May 22, 2014

Appendix B

PROPOSED FORM
OF
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION, AS AMENDED
OF
PAR TECHNOLOLGY CORPORATION

PAR Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

1.	This Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on the 21st of April 1992, with the last amendment thereto being filed on the 16th of May 2008 (the "Certificate of Incorporation").

2.	That the Board of Directors of the Corporation (the "Board"), at a meeting held on March 11, 2014 duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation declaring said amendment to be advisable and directing that the amendment be submitted to the shareholders of the Corporation for consideration at the 2014 Annual Meeting of Shareholders. The resolution submitted to the Shareholders setting forth the proposed amendment was as follows:

RESOLVED, that Paragraph 3 of Article EIGHTH of the Corporation's Certificate of Incorporation, is hereby amended and restated in its entirety as follows:

3.	The directors (other than those who may be elected by the holders of any series of preferred stock, voting as a separate class) shall serve for a one-year term. Following the 2014 annual meeting of shareholders the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into three classes. The term of all directors currently serving or appointed to serve shall expire at the 2015 annual meeting of shareholders. Effective as of the 2015 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors (other than those who may be elected by the holders of any series of preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of shareholders. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

IT IS RESOLVED FURTHER, that all other provisions of the Certificate of Incorporation remain in full force and effect.

3.	That thereafter, pursuant to resolution of its Board, an annual meeting of the stockholders of the Corporation was duly called and held, on May 22, 2014, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
B-1

Appendix B

4.	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and Paragraph 1 of Article ELEVENTH of the Corporation's Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 22nd day of May 2014.

PAR TECHNOLOGY CORPORATION

By:
Viola A. Murdock
Acting Corporate Secretary

B-2

Appendix C

PROPOSED FORM
OF
CERTIFICATE OF AMENDMENT
TO THE
BY LAWS, AS AMENDED
OF
PAR TECHNOLOLGY CORPORATION

PAR Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

1.	This Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's By Laws with the last amendment thereto being on the 29th of July 2013 (the "By Laws").

2.	That the Board of Directors of the Corporation (the "Board"), at a meeting held on March 11, 2014 duly adopted resolutions setting forth a proposed amendment of the By Laws of the Corporation declaring said amendment to be advisable and directing that the amendment be submitted to the shareholders of the Corporation for consideration at the 2014 Annual Meeting of Shareholders. The resolution submitted to the Shareholders setting forth the proposed amendment was as follows:

RESOLVED, that Article III (Directors), Section 2 (Number, Election and Terms) of the Corporation's By Laws is hereby amended and restated in its entirety as follows:

Section 2.	The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors; provided, however, that such number shall not be less than a minimum of three nor more than a maximum of fifteen; and provided, further, that such number and such minimum and maximum may be increased or decreased pursuant to resolution of the Board. Subject to Sections 9 and 10 of Article III of these By Laws, the directors, other than those who may be elected by the holders of any series of preferred stock, shall serve for a one-year term. Following the 2014 annual meeting of shareholders the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into three classes. The term of all directors currently serving or appointed to serve shall expire at the 2015 annual meeting of shareholders. Effective as of the 2015 annual meeting of shareholders and each annual meeting of shareholders thereafter, all directors (other than those who may be elected by the holders of any series of preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of shareholders. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining directors, and the directors so chosen shall hold office, subject to Sections 9 and 10 of Article III of these Bylaws until the next Annual Meeting of shareholders and until their respective successors are elected and qualified. No decrease in the number of directors constituting the Board shall shorten the terms of any incumbent director.

IT IS RESOLVED FURTHER, that all other provisions of the By Laws remain in full force and effect.

3.	That thereafter, pursuant to resolution of its Board, an annual meeting of the stockholders of the Corporation was duly called and held, on May 22, 2014, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
C-1

Appendix C

4.	That said amendment was duly adopted in accordance with the provisions of Article XIII of the Corporation's By Laws.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 22nd day of May 2014.

PAR TECHNOLOGY CORPORATION

By:
Viola A. Murdock
Acting Corporate Secretary
C-2

Langham Place, Fifth Avenue
400 Fifth Avenue
New York, NY  10018
212-613-8736
http://newyork.langhamplacehotels.com/

Hudson
W 60th St
W 59th St
W 58th St
W 57th St
W 55th St
11th Ave
Broadway
9th Ave
59 St - Columbus Circle
Dewitt Clinton Park
W 56th St
W 55th St
W 54th St
W 53rd St
W 52nd St
10th Ave
W 57th St
W 59th St
W 58th St
W 56th St
7th Ave
Heckscher Fields - Softball Field 1
Center Drive
East Dr
The Pond
Central Park S
5 Av/59 St
5th Ave
Madison Ave
Park Ave
Hunter College
E 65th St
E 64th St
E 62nd St
The Touraine
Lexington Av/63 St
57 St - 7 Av
8th Ave
Ariana Kabab
Hell's Kitchen
W 57th St
57 St
Pulitzer Fountain
Madison Ave
E 60th St
9th Ave
W 51st St
W 50th St
W 49th St
W 48th St
W 47th St
W 46th St
50 St
7 Av
Flatotel
6th Ave
W 56th St
W 55th St
Fifth Ave
E 56th St
Park Ave
59 St
Lexington Av/59 St
E 58th St
E 59th St
50 St
8th Ave
7th Ave
W 50th St
W 53rd St
W 52nd St
W 51st St
5 Av/53 St
49 St
W 49th St
W 46th St
E 53rd St
E 52nd St
3rd Ave
E 57th St
2nd Ave
Theater District - Times Square
Milford Plaza
47 - 50 Sts - Rockefeller Ctr
5th Ave
Madison Ave
E 55th St
E 54th St
E 56th St
9th Ave
43rd St
41st St
42 St - Port Authority Bus Terminal
40th St
W 43rd St
The Night
Sixth Ave
W 47th St
W 46th St
W 45th St
W 44th St
E 48th St
E 47th St
E 46th St
Lexington Av/53 St
51 St
Greenacre Park
E 53rd St
7th Ave
Times Sq - 42 St
Times Sq - 42 St
W 38th St
8th Ave
Map data ©2013 Google

Langham Place, Fifth Avenue is located just 22 minutes from John F. Kennedy Airport, 12 minutes from LaGuardia Airport and 25 minutes from Newark Airport, by road (without traffic).

Driving directions

From All Points NORTH
•	Take I-95 S (toward New York City).
•	Take the exit onto I-278 W toward Brooklyn/Staten Island and follow it for 3.3 miles.
•	Take exit 35 for I-495/Long Island Expressway toward Midtown Tunnel and merge onto I-495 W.
•	Continue NY-495 W and turn right at E 34th Street.
•	Turn left at the 3rd cross street onto E 37th St
•	Turn right at Madison Ave and follow it for 0.2 miles.
•	Take your first left onto 5th Ave
•	Langham Place, Fifth Avenue will be on the right at 400 Fifth Avenue.

All Points SOUTH
•	Take I-95 N (toward New York City).
•	Take exit 16E toward Lincoln Tunnel/NJ-3.
•	Keep left at the fork and merge onto NJ-495 E.
•	Take the exit toward 42 Street/I-495 E/New York 9A.
•	Turn right at W 40th Street and follow it for 0.8 miles.
•	Turn right at 5th Avenue.
•	Langham Place, Fifth Avenue will be on the right at 400 Fifth Avenue.

From John F. Kennedy (JFK) Airport
•	Follow the signs and merge onto to I-678 N for 7.4 miles.
•	Take exit 12B (I-495 W/Long Island Expressway) toward Midtown Tunnel and continue on I-495 for approximately 7.5 miles.
•	Turn right at E 34th St and continue for 0.3 miles.
•	Turn right at Madison Ave and continue for 0.2 miles
•	Turn left at the 3rd cross street onto E 37th St
•	Take your first left onto 5th Ave
•	Langham Place, Fifth Avenue will be on the right at 400 Fifth Avenue.

From LaGuardia Airport
•	Follow the signs toward Grand Central Parkway W and follow it for approximately 0.9 miles.
•	Take the exit onto Brooklyn Queens Expy E and follow it for 1.2 miles.
•	Merge onto I-278 W and follow it for 2.2 miles.
•	Take exit 35 for I-495/Long Island Expressway toward Midtown Tunnel/Eastern Long Island/Greenpoint Ave.
•	Follow I-495 for approximately 3 miles.
•	Turn right at E 34th Street and follow it for 0.3 miles.
•	Turn right at Madison Avenue and follow it for 0.2 miles.
•	Turn left at the 3rd cross street onto E 37th Street and follow it for 0.1 miles.
•	Take the 1st left onto 5th Avenue.
•	Langham Place, Fifth Avenue will be on the right at 400 Fifth Avenue.

From Newark Airport
•	Take US-1 N/US-9 N to I-95N.
•	Follow I-95N for 5.5 miles.
•	Take exit 16E toward Lincoln Tunnel/NJ-3 Toll road
•	Keep left at the fork and follow the signs for N J 3/Secaucus and merge onto NJ-495 E.
•	From 495 E, take the exit toward 42 St/I-495 E.
•	Turn right at W 40th St and drive for 0.8 miles.
•	Turn right at 5th Avenue.
•	Langham Place, Fifth Avenue will be on the right at 400 Fifth Avenue.

REVOCABLE PROXY PAR TECHNOLOGY CORPORATION YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: 1.  By Telephone (using a Touch-Tone Phone); or 2.  By Internet; or 3.  By Mail. To Vote by Telephone: Call 1-855-620-8049  Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 22, 2014. To Vote by Internet: Go to https://www.rtcoproxy.com/par prior to 3 a.m., May 22, 2014. Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted. Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Mark here if you plan to attend the meeting. Mark here for address change. Annual Meeting Materials are available at: www.partech.com/investors/proxy Comments: FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH 1. To ratify the reservation of an additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan For Against        Abstain 2. To adopt amendments to the Company’s Certificate of Incorporation and By-Laws to de-classify the Board of Directors. 3. To obtain a non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers. For Against        Abstain For Against        Abstain MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Please be sure to date and sign this proxy card in the box below. Date Sign aboveCo-holder (if any) sign above If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than
REVOCABLE PROXY PAR TECHNOLOGY CORPORATION YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONSShareholders of record have three ways to vote:1.By Telephone (using a Touch-Tone Phone); or 2.By Internet; or 3.By Mail. To Vote by Telephone: Call 1-855-620-8049  Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 22, 2014. To Vote by Internet: Go to https://www.rtcoproxy.com/par prior to 3 a.m., May 22, 2014. Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted. Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Mark here if you plan to attend the meeting. Mark here for address change. Annual Meeting Materials are available at: WWW.partech.com/investors/proxy Comments: FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH 1. To ratify the reservation of an additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan 2. To adopt amendments to the Company’s Certificate of Incorporation and By-Laws to de-classify the Board of Directors. 3. To obtain a non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers. MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Please be sure to date and sign this proxy card in the box below. Sign above Co-holder (if any) sign above  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than one person, all should sign the proxy.

PAR TECHNOLOGY CORPORATION — ANNUAL MEETING, MAY 22, 2014   YOUR VOTE IS IMPORTANT!   Proxy Materials and the Company’s Annual Report are available on-line  at: www.partech.com/investors/proxy   You can vote in one of three ways: 1.  Call toll free 1-855-620-8049 on a Touch-Tone Phone.  There is NO CHARGE to you for this call. or  2.  Via the Internet at https://www.rtcoproxy.com/par and follow the instructions. or  3.  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.  PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS   (Continued, and to be marked, dated and signed, on the other side)       REVOCABLE PROXY PAR TECHNOLOGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS May 22, 2014 10:00 AM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of PAR TECHNOLOGY CORPORATION hereby appoints RONALD J. CASCIANO and JOHN W. SAMMON or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders to be held on Thursday, May 22, 2014 at 10:00 AM, Local Time, at Langham Place, Fifth Avenue, 400 Fifth Avenue, New York, New York 10018 and at any adjournment thereof, for the matters set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters which may properly come before the meeting.  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.  If no direction is made, this proxy  will  be voted  FOR Proposals 1, 2 and 3.       PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
PAR TECHNOLOGY CORPORATION — ANNUAL MEETING, MAY 22, 2014 YOUR VOTE IS IMPORTANT! Proxy Materials and the Company’s Annual Report are available on-line  at: www.partech.com/investors/proxy You can vote in one of three ways: 1.  Call toll free 1-855-620-8049 on a Touch-Tone Phone.  There is NO CHARGE to you for this call. or 2.  Via the Internet at https://www.rtcoproxy.com/par and follow the instructions. or 3.  Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS (Continued, and to be marked, dated and signed, on the other side) REVOCABLE PROXY PAR TECHNOLOGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS May 22, 2014 10:00 AM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of PAR TECHNOLOGY CORPORATION hereby appoints RONALD J. CASCIANO and JOHN W. SAMMON or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders to be held on Thursday, May 22, 2014 at 10:00 AM, Local Time, at Langham Place, Fifth Avenue, 400 Fifth Avenue, New York, New York 10018 and at any adjournment thereof, for the matters set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters which may properly come before the meeting. MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. If no direction is made, this proxy  will  be voted  FOR Proposals 1, 2 and 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY PAR TECHNOLOGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS MAY 22, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned shareholder of PAR TECHNOLOGY CORPORATION hereby appoints RONALD J. CASCIANO and JOHN W. SAMMON or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders to be held on Thursday, May 22, 2014 at 10:00 AM, Local Time, at Langham Place, Fifth Avenue, 400 Fifth Avenue, New York, New York 10018 and at any adjournment  thereof, for the matters set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters which may properly come before the meeting. Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Mark here if you plan to attend the meeting. Mark here for address change. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2014. THE PROXY MATERIALS ARE AVAILABLE ON-LINE AT: www.partech.com/investors/proxy Comments: FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PLEASE MARK VOTES AS IN THIS EXAMPLE 1. To ratify the reservation of an additional 500,000 shares for issuance under the PAR Technology Corporation 2005 Equity Incentive Plan 2. To adopt amendments to the Company’s Certificate of Incorporation and By-Laws to de-classify the Board of Directors. 3. To obtain a non-binding advisory vote regarding the compensation of the Company’s Named Executive Officers.  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. If no direction is made, this proxy will be  voted FOR Proposals 1, 2 AND 3. Please be sure to date and sign this proxy card in the box below. Date Sign above Co-holder (if any) sign above If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than one person, all should sign the proxy.